                             SECOND AMENDED AND RESTATED
                                   CREDIT AGREEMENT


    This Second Amended and Restated Credit Agreement, dated as of June 14, 1996, is among ProNet Inc., The First National Bank of Chicago, individually and as Agent, and the other financial institutions signatory hereto. The parties hereto agree as follows:

                                W I T N E S S E T H :

    WHEREAS, the Borrower (this, and other capitalized terms, shall have the respective meanings set forth in Article I), certain of the lenders named herein and certain other lenders (collectively, the "Existing Lenders") and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of February 9, 1995, as amended from time to time prior to the date hereof (said Credit Agreement, as so amended, being herein called the "Existing Credit Agreement"), in which the Existing Lenders agreed to make loans to the Borrower in an aggregate principal amount of $125,000,000 (herein called the "Existing Credit Facility");

    WHEREAS, the Borrower, the Existing Lenders and the Agent desire to restructure the Existing Credit Facility so as to (i) add or replace certain financial institutions as Lenders thereunder, (ii) increase the aggregate commitments of the Lenders thereunder to $300,000,000, (iii) amend and restate various other provisions in the Existing Credit Agreement, (iv) provide for the continuation of all obligations, liabilities and indebtedness of the Borrower to the Lenders arising under or in connection with the Existing Credit Agreement (the "Existing Obligations") to the extent not repaid on the Restructuring Date, and (v) continue, without release or termination, all security interests and guaranties created in favor of the Agent and the Lenders in connection with the Existing Credit Agreement; and

    WHEREAS, pursuant to the terms of this Agreement, on the Restructuring Date, (i) the Existing Credit Facility shall be replaced by increased credit facilities having an Aggregate Commitment of $300,000,000, comprised of an Aggregate Facility A Commitment of $50,000,000 and an Aggregate Facility B Commitment of $250,000,000 (herein collectively called the "Restated Credit Facility"), (ii) all Existing Obligations of the Borrower outstanding as of the Restructuring Date under the Existing Credit Facility shall, to the extent not repaid on the Restructuring Date, be deemed to be obligations outstanding under the Restated Credit Facility, (iii) the Lenders which are not Exiting Lenders shall become parties hereto, and the Exiting Lenders shall cease to be parties hereto, and (iv) the Existing Credit Agreement, together with all exhibits and schedules thereto, shall be amended and restated to read in its entirety in the form of this Agreement, together with all exhibits and schedules hereto;

    NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    As used in this Agreement:

    "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, (ii) purchases or otherwise acquires any asset or assets from any Person having an aggregate purchase price (including the amount of any debt assumed in connection with such asset or assets) in excess of $10,000,000 (other than purchases made in the ordinary course of business), or (iii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

    "Advance" means a Facility A Advance or a Facility B Advance, as the context may require.

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

    "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

    "Aggregate Commitment" means the Aggregate Facility A Commitment and the Aggregate Facility B Commitment, collectively.

    "Aggregate Facility A Commitment" means the aggregate of the Facility A Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

    "Aggregate Facility B Commitment" means the aggregate of the Facility B Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

    "Agreement" means this Second Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

    "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

    "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

    "Annualized Operating Cash Flow" means, at any date of determination thereof, the product of (i) Operating Cash Flow for the complete fiscal quarter ending on or most recently ended prior to such date of determination, multiplied by (ii) four.

    "Applicable Law" means, with respect to any Lender at any time, the laws of any jurisdiction applicable to Loans made by such Lender to the Borrower hereunder, including, without limitation, laws prescribing the maximum rates of interest on loans and extensions of credit.

    "Applicable Margin" is defined in Section 2.4.

    "Article" means an article of this Agreement unless another document is specifically referenced.

    "Assumed Taxes" means (i) with respect to any Significant Sale, an amount equal to such percentage as the Borrower estimates in good faith to be its effective tax rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale, and (ii) with respect to any Equity Issuance, an amount equal to such incremental annual increase in taxes, if any, as the Borrower estimates in good faith shall be payable for the fiscal year in which such Equity Issuance occurs as a direct result of such Equity Issuance.

    "Authorizations" means all approvals, orders, authorizations, consents, franchises, licenses, certificates and permits from, the FCC, applicable PUCs and other federal, state and local regulatory or governmental bodies and authorities, including any subdivision thereof.

    "Authorized Officer" means any of the Chief Executive Officer, President or Chief Financial Officer of the Borrower, acting singly.

    "Borrower" means ProNet Inc., a Delaware corporation, and its successors and assigns.

    "Borrowing Date" means a date on which an Advance is made hereunder.

    "Borrowing Notice" is defined in Section 2.8.

    "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York City and San Francisco for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York City and San Francisco for the conduct of substantially all of their commercial lending activities.

    "Capital Expenditures" of a Person means the aggregate amount of all purchases or acquisitions of items considered to be capital items under Agreement Accounting Principles, including, without limitation, all expenditures relating to property, plant or equipment which would be capitalized on a balance sheet of such Person in accordance with Agreement Accounting Principles (net of aggregate net proceeds realized by such Person from the sale or other disposition in the ordinary course of business of items considered to be capital items).

    "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Change in Control" means (i) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (ii) either of Jackie Kimzey or Dave Vucina shall cease to be a member of the Board of Directors of the Borrower, whether by resignation, removal or otherwise, and six months shall have elapsed since the date of such resignation, removal or other cessation.

    "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "Collateral" means "Collateral" under and as defined in the Collateral Documents.

    "Collateral Documents" means, collectively, the Pledge Agreement, the Security Agreement, the Subsidiary Security Agreement and any and all other pledge agreements, security agreements, mortgages and financing statements which may be executed and delivered by the Borrower and its Subsidiaries pursuant to or in connection with this Agreement, as the same may be amended or modified and in effect from time to time.

    "Commitments" means, as to any Lender, its Facility A Commitment and its Facility B Commitment, collectively.

    "Compliance Certificate" means a compliance certificate in substantially the form of Exhibit "C" hereto, with appropriate insertions, signed by an Authorized Officer, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, describing the nature thereof and any action the Borrower is taking or proposes to take with respect thereto.

    "Condemnation" is defined in Section 7.8.

    "Contingent Obligation" of a Person means any agreement, undertaking or arrangement between such Person and any other Person (any such other Person being referred to as a "Guaranty Beneficiary") by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (any such other Person being referred to as a "Primary Obligor"), or agrees with or for the benefit of any Guaranty Beneficiary to maintain the net worth or working capital or other financial condition of any Primary Obligor, or otherwise assures any creditor of such Primary Obligor against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit but excluding (i) any endorsement of instruments for deposit or collection in the ordinary course of business and (ii) customary representations, warranties and indemnities made in connection with (a) Permitted Acquisitions, (b) the Acquisition of Contact Communications, Inc., Contact Communications of Massachusetts, Inc., Contact Communications of Pennsylvania, Inc., The Message Express, Inc. and Electronic Tracking Systems, Inc., and (c) customer contracts entered into in the ordinary course of business.

    "Continuing Directors" means the directors of the Borrower on the date of execution of this Agreement.

    "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

    "Conversion/Continuation Notice" is defined in Section 2.9.

    "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

    "Default" means an event described in Article VII.

    "Embarc Acquisition" means the Acquisition by Contact Communications Inc. from EMBARC Communication Services, Inc. ("EMBARC") of a nationwide data transmission license issued by the FCC for operation in the United States of the 931.9125 MHz frequency, together with certain related licenses, authorizations, and approvals and transmission facilities, pursuant to the terms of the Embarc Asset Purchase Agreement.

    "Embarc Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of April 19, 1996 by and among EMBARC, Motorola, Inc., the Borrower and Contact Communications Inc. ("Contact"), together with all exhibits, schedules, amendments, modifications or supplements thereto and all documents, instruments or agreements executed and/or delivered pursuant thereto or in connection therewith, PROVIDED that any amendments, modifications or supplements shall have been consented to by (a) the Agent, in the case of any amendments, modifications or supplements which are not materially disadvantageous to the Lenders, or (b) the Required Lenders, in all other cases.

    "Equity Issuance" means the issuance by the Borrower of any shares of any class of common stock or warrants in respect thereof or other equity interests (which other equity interests shall be acceptable to the Required Lenders) other than (i) stock issued by the Borrower as payment of all or any portion of the deferred purchase price for a Permitted Acquisition, (ii) options issued pursuant to the Borrower's 1987 Incentive Stock Option Plan, the Borrower's 1983 Stock Option Plan, or the Borrower's Non-Employee Director Stock Option Plan, and (iii) securities of the Borrower issued pursuant to the Borrower's 1994 Employee Stock Purchase Plan.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

    "ETS Agreement" means that certain Agreement dated June 15, 1988 among the Borrower, Texas Instruments Incorporated and Electronic Tracking System, Inc.

    "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

    "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago (or, in the event First Chicago is not a Lender, the Lender having the largest Commitment) to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan of First Chicago (or, in the event First Chicago is not a Lender, the Lender having the largest Commitment) and having a maturity approximately equal to such Interest Period.

    "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

    "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin as in effect from time to time. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

    "Excess Cash Flow" means, for any fiscal year of the Borrower, (i) Operating Cash Flow minus (ii) the sum of (a) voluntary and mandatory principal payments made on the Advances and scheduled principal payments made on other Indebtedness, (b) net increases (or minus net decreases) in working capital (excluding cash and the current portion of long-term Indebtedness),
(c) Capital Expenditures, (d) Interest Expense and (e) federal and state income taxes paid, all calculated for such fiscal year for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Existing Credit Agreement" is defined in the recitals hereto.

    "Existing Credit Facility" is defined in the recitals hereto.

    "Existing Lenders" is defined in the recitals hereto.

    "Existing Obligations" is defined in the recitals hereto.

    "Exiting Lenders" means The Bank of New York, Bank One, Texas, N.A., Fleet Bank, N.A., formerly known as Shawmut Bank Connecticut, N.A., and Royal Bank of Canada.

    "Facility A Advance" means a borrowing hereunder consisting of the aggregate amount of the several Facility A Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

    "Facility A Commitment" means, for each Lender, the obligation of such Lender to make Facility A Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

    "Facility A Loan" means, with respect to a Lender, such Lender's portion of any Facility A Advance.

    "Facility A Note" means a promissory note, in substantially the form of Exhibit "A-1" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Facility A Commitment, including any amendment, modification, renewal or replacement of such promissory note.

    "Facility B Advance" means a borrowing hereunder consisting of the aggregate amount of the several Facility B Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

    "Facility B Commitment" means, for each Lender, the obligation of such Lender to make Facility B Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

    "Facility B Loan" means, with respect to a Lender, such Lender's portion of any Facility B Advance.

    "Facility B Note" means a promissory note, in substantially the form of Exhibit "A-2" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Facility B Commitment, including any amendment, modification, renewal or replacement of such promissory note.

    "Facility B Revolving Credit Termination Balance" means the aggregate principal amount of Facility B Advances outstanding on the Facility B Revolving Credit Termination Date after giving effect to any Facility B Advances made or repaid on such date.

    "Facility B Revolving Credit Termination Date" means June 30, 1998 or such earlier date on which the Aggregate Facility B Commitment shall have been reduced to zero or terminated in whole or in part pursuant to Section 2.2, 2.5 or 8.1.

    "Facility Termination Date" means December 31, 2003 or such earlier date on which the Aggregate Commitment shall have been reduced to zero or terminated in whole pursuant to Section 2.2, 2.5 or 8.1.

    "FCC" means the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

    "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

    "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

    "Fixed Charge Coverage Ratio" means, as at any date of determination thereof, the ratio of (i) (a) Annualized Operating Cash Flow minus (b) the sum of Capital Expenditures (other than Capital Expenditures made with Net Cash Proceeds (1) realized from the Equity Issuance which occurred on December 21, 1994 or (2) realized from any other Equity Issuance and included in the calculation of the Reduction Amount in respect of such Equity Issuance) and federal and state income taxes paid by the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date of determination, to (ii) Fixed Charges for the four consecutive fiscal quarters ending on or most recently ended prior to such date of determination.

    "Fixed Charges" means, for any period of calculation, the sum (without duplication) of (a) all payments of principal on Indebtedness (other than Capitalized Lease Obligations) required to be made during such period, and
(b) Interest Expense during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin as in effect on such day, in each case changing when and as the Alternate Base Rate changes.

    "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

    "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

    "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations,
(vi) net liabilities under interest rate swap, exchange or cap agreements,
(vii) reimbursement obligations in respect of Letters of Credit, whether contingent or fixed, and (viii) Contingent Obligations.

    "Interest Expense" means, for any period of calculation, all interest, whether paid in cash or accrued as a liability, on Indebtedness during such period (including imputed interest on Capitalized Lease Obligations and further including, without limitation, interest accrued on the 1996 Senior Subordinated Indebtedness both during and after the time the proceeds thereof are held in the Teletouch Escrow), all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, six or, to the extent consented to by all the Lenders, twelve months (which consent, which need not be in writing, shall be communicated by the Lenders to the Agent promptly upon its request in the event the Borrower has requested a twelve month Interest Period in respect of any Eurodollar Advance), commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

    "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

    "Key Operating Statistics" means, for any period of calculation, current pager totals, additions to pagers, revenues, Operating Cash Flow and Capital Expenditures, all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis.

    "Lenders" means the lending institutions (other than the Exiting Lenders) listed on the signature pages of this Agreement and their respective successors and assigns.

    "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

    "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

    "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

    "Loan" means a Facility A Loan or a Facility B Loan, as the context may require.

    "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents, and all other agreements, documents or instruments executed and delivered by the Borrower pursuant to or in connection with this Agreement, as the same may be amended or modified and in effect from time to time.

    "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any of its obligations under the Loan Agreement or of any Subsidiary to perform any of its material obligations under any Subsidiary Document, or (iii) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agent or the Lenders thereunder.

    "Maximum Amount" means, with respect to each Loan by each Lender at any time, the maximum of interest which, under any Applicable Law, such Lender is permitted to charge with respect to such Loan.

    "Net Cash Proceeds" means (i) with respect to any Significant Sale, cash (freely convertible into U.S. dollars) received, on or after the date of consummation of such Significant Sale, by the Borrower or any of its Subsidiaries from such Significant Sale, after (a) deduction of Assumed Taxes,
(b) payment of all brokerage commissions and other fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs and environmental remediation costs required in connection with such Significant Sale), (c) deduction of appropriate amounts to be provided by the Borrower as a reserve, in accordance with generally accepted accounting principles, against any liabilities retained by the Borrower or any of its Subsidiaries after such Significant Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (d) deduction for the amount of any Indebtedness (other than the Obligations) secured by the respective asset or assets being sold, which Indebtedness is required to be repaid as a result of such Significant Sale; (ii) with respect to any incurrence of Indebtedness

(including, without limitation, Subordinated Indebtedness), cash (freely convertible into U.S. dollars) received, on or after the date of incurrence of such Indebtedness, by the Borrower from the incurrence of such Indebtedness after (a) payment of all reasonable attorneys' fees and closing costs associated with such incurrence of Indebtedness, (b) deduction of all deposits, escrow amounts, or other reserves required to be maintained by the Borrower in connection with such Indebtedness, and (c) deductions for the amount of any other Indebtedness (other than the Obligations) which is required to be repaid concurrently with the incurrence of such Indebtedness; and (iii) with respect to any Equity Issuance, cash (freely convertible into U.S. dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of reasonable transaction costs and Assumed Taxes.

    "1995 Indenture" means that certain Indenture dated as of June 15, 1995 and amended as of June 15, 1996 between the Borrower and First Interstate Bank of Texas, N.A., as Trustee.

    "1995 Senior Subordinated Indebtedness" means any and all Indebtedness of the Borrower evidenced or governed by or outstanding under the 1995 Indenture.

    "1996 Indenture" means that certain Indenture dated as of June 5, 1996 between the Borrower and Bank One, Columbus, N.A., as Trustee.

    "1996 Senior Subordinated Indebtedness" means any and all Indebtedness of the Borrower evidenced or governed by or outstanding under the 1996 Indenture.

    "Note" means a Facility A Note or a Facility B Note, as the context may require.

    "Notice of Assignment" is defined in Section 12.3.2.

    "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or any of its Subsidiaries to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

    "Operating Cash Flow" means, for any period of calculation, an amount equal to (a) the sum of (i) pre-tax income or deficit, as the case may be, (ii) Interest Expense (to the extent deducted in computing pre-tax income), (iii) depreciation and amortization expense (including the amortization of Capitalized Leases) and other non-cash expense items (to the extent deducted in computing pre-tax income), (iv) extraordinary losses or losses on sales of assets (to the extent deducted in computing pre-tax operations and any non-operating income), and (v) adjustments to operating expenses in connection with any Permitted Acquisitions, as set forth in the then most recently delivered Compliance Certificate, minus (b) extraordinary income or gains on sales of assets and any non-operating income, all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied, provided that, in the case of a consolidation with a Subsidiary that is not a Wholly-Owned Subsidiary (a "Partially-Owned Subsidiary"), Operating Cash Flow of such Partially-Owned Subsidiary to be included in the foregoing calculation shall be limited to a percentage thereof equal to the percentage of the outstanding securities of such Partially-Owned Subsidiary having ordinary voting power as shall be owned or controlled during such period, directly or indirectly, by the Borrower or one or more of its Wholly-Owned Subsidiaries or the Borrower and one or more of its Wholly-Owned
Subsidiaries. In the case of the Permitted Acquisition of a Subsidiary by the Borrower or any other Subsidiary during any period of calculation, the definition of Operating Cash Flow shall, for the purposes of calculating the Senior Leverage Ratio or Total Leverage Ratio only, be adjusted to give effect to such Permitted Acquisition, as if such Permitted Acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, Operating Cash Flow by the Operating Cash Flow of such newly acquired Subsidiary during such period prior to the date of such Permitted Acquisition. In the case of any Subsidiary sold, transferred or otherwise disposed of by the Borrower or any Subsidiary during any period of calculation, the definition of Operating Cash Flow shall, for the purposes of calculating the Senior Leverage Ratio or Total Leverage Ratio only, be adjusted to give effect to such sale, transfer or other disposition, as if such disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, Operating Cash Flow by the Operating
Cash Flow of such Subsidiary during such period prior to the date of such disposition.

    "Paging Services" means the provision of mobile communications or data using radio frequencies, including, without limitation, one-way paging services.

    "Participants" is defined in Section 12.2.1.

    "Payment Date" means the last day of each March, June, September and December.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "PCS Entity" means a Person that is engaged in rendering (or in in the process of acquiring Authorizations to render) Personal Communications Services (as defined in 47 C.F.R. Section 24.5), including Broadband PCS and Narrowband PCS (as such terms are defined in 47 C.F.R. Section 24.5), but excluding one-way paging services.

    "PCS Investment" of a Person means an Investment made by such Person in a PCS Entity.

    "Permitted Acquisition" means, at any time of determination, any Acquisition by the Borrower or any Subsidiary of a business or entity (other than a PCS Entity) deriving at least 80% of its net revenues from Paging Services with respect to which each of the following requirements is then met:

         (1) Such Acquisition has been approved and recommended by the board of directors of the entity to be acquired.

         (2) (a) The aggregate consideration, including, without limitation the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business) for such Acquisition (singly or together with a group of related Acquisitions) does not exceed $35,000,000 (or, if such Acquisition or group of related Acquisitions are made solely with the Net Cash Proceeds of Subordinated Indebtedness and/or an Equity Issuance, $50,000,000); or (b) the Required Lenders shall have given their prior written consent to such Acquisition and such Acquisition shall have been consummated on terms and conditions satisfactory to the Required Lenders; or (c) such Acquisition is one of the pending transactions to which Teletouch is a party as of the Restructuring Date and which are described on Schedule "4" hereto, PROVIDED that such Acquisitions shall constitute Permitted Acquisitions only (1) so long as they are consummated pursuant to terms substantially similar to those set forth in the applicable purchase agreement described in Schedule "4" hereto (or such other form of purchase agreement as shall be satisfactory to the Required Lenders), and (2) from and after the date the Teletouch Acquisition has been consummated in accordance with the terms of the Teletouch Merger Agreement and this Agreement.

         (3) The Borrower, such Subsidiary and/or the entity to be acquired, as appropriate, shall have furnished to the Agent, no later than five
         (5) Business Days following the consummation of such Acquisition, such documents as shall be required pursuant to Section 2.19.

         (4) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default shall exist.

Notwithstanding the foregoing, the Embarc Acquisition shall constitute a Permitted Acquisition so long as:

    (A) The Embarc Acquisition is consummated (i.e. the purchase price shall have been paid and all other conditions precedent to closing shall have been satisfied) on or prior to September 30, 1996 on substantially the terms set forth in the Embarc Asset Purchase Agreement.

    (B) The aggregate consideration (including, without limitation, the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business, assumed liabilities for site leases, a transponder lease and a maintenance contract, and other assumed liabilities not in excess of $500,000)) for the Embarc Acquisition shall not exceed $43,000,000.

    (C) At the time of consummation of the Embarc Acquisition, there shall have been no material adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries since December 31, 1995 which could reasonably be expected to have a Material Adverse Effect.

    (D) The Borrower shall have furnished to the Agent (with sufficient copies for the Lenders), not less than 30 days prior to consummation of such Acquisition, (w) income and balance sheet projections in respect of the Borrower and its Subsidiaries, after giving effect to such Acquisition, covering a period of time equal to the remaining term of this Agreement, (x) a schedule of proposed adjustments to operating expenses in connection with such Acquisition, (y) copies of the executed Embarc Asset Purchase Agreement, and (z) such other information in respect of such Acquisition as the Agent or any Lender shall have reasonably requested.

    (E) At the time of consummation of the Embarc Acquisition, all of the requirements set forth in clauses (1) and (4) of the definition of "Permitted Acquisition" set forth above shall have been satisfied.

    (F) The Borrower shall have furnished to the Agent, no later than five
    (5) Business Days following the consummation of the Embarc
    Acquisition, such documents as shall be required pursuant to Section
    2.19.

Further notwithstanding the foregoing, the Teletouch Acquisition shall constitute a Permitted Acquisition so long as:

    (A) At the time of consummation of the Teletouch Acquisition, the condition precedent to the effectiveness of this Agreement set forth in Section 4.1(xv) shall have been met.

    (B) Such Acquisition is consummated on substantially the terms and conditions set forth in the Teletouch Merger Agreement.

    (C) At the time of consummation of the Teletouch Acquisition, all of the requirements set forth in clauses (1) and (4) of the definition of "Permitted Acquisition" set forth above shall have been satisfied.

    (D) The Borrower and the Teletouch Merger Subsidiary shall have furnished to the Agent, no later than five (5) Business Days following the consummation of the Teletouch Acquisition, such documents as shall be required pursuant to Section 2.19.

    "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

    "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

    "Pledge Agreement" means that certain Pledge Agreement dated as of June 30, 1994 by and between the Borrower and the Agent, as agent thereunder for the ratable benefit of the Lenders, as previously amended, as further amended as of the Restructuring Date pursuant to an amendment in the form of Exhibit "F" hereto, and as the same may be further amended or modified and in effect from time to time.

    "Pro Forma Debt Service" means, as at any date of determination thereof, the sum of (i) Pro Forma Interest Expense plus (ii) scheduled principal payments on Indebtedness, all calculated for the first four complete consecutive fiscal quarters ending after such date of determination for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Pro Forma Debt Service Ratio" means, as at any date of determination thereof, the ratio of (i) Annualized Operating Cash Flow as at such date of determination to (ii) Pro Forma Debt Service as at such date of determination.

    "Pro Forma Interest Expense" means, as at any date of determination, the product of (i) average Indebtedness (including Indebtedness in respect of any portion of the principal of the 1996 Senior Subordinated Indebtedness held in the Teletouch Escrow) outstanding for the first four complete consecutive fiscal quarters ending after such date of determination times (ii) the weighted average of the interest rates on Indebtedness in effect on such date of determination, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

    "PUC" means a state public utility commission or analogous state or local regulatory or governmental authority.

    "Purchasers" is defined in Section 12.3.1.

    "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

    "Reduction Amount" means, with respect to an Equity Issuance, an amount equal to the excess, if any, of (i) 50% of the Net Cash Proceeds realized by the Borrower in respect of such Equity Issuance over (ii) the aggregate amount of such Net Cash Proceeds used by the Borrower or its Subsidiaries during the Reduction Period (and not included in the calculation of the Reduction Amount in respect of any other Equity Issuance) to finance Permitted Acquisitions, Investments (other than those permitted under Section 6.17) specifically designated by the Required Lenders, and Capital Expenditures made in connection with the expansion of existing paging systems of the Borrower or any of its Subsidiaries.

    "Reduction Date" means, with respect to an Equity Issuance, the date which is the earlier to occur of (i) the first anniversary of the date on which such Equity Issuance occurs and (ii) December 31, 2003.

    "Reduction Period" means, with respect to an Equity Issuance, the period from the date on which such Equity Issuance occurs to and including the Reduction Date in respect of such Equity Issuance.

    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

    "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

    "Required Lenders" means (i) prior to the Facility B Revolving Credit Termination Date, Lenders in the aggregate having at least 51% of the Aggregate Commitment, or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances thereunder, and (ii) from and after the Facility B Revolving Credit Termination Date, Lenders in the aggregate having at least 51% of the sum of (a) the Aggregate Facility A Commitment, or, if the Aggregate Facility A Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances thereunder, and (b) the aggregate unpaid principal amount of the outstanding Facility B Advances.

    "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

    "Restated Credit Facility" is defined in the recitals hereto.

    "Restructuring Date" means the date on which this Agreement shall have become effective pursuant to Section 4.1.

    "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

    "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

    "Security Agreement" means that certain Security Agreement dated as of June 30, 1994 by and between the Borrower and the Agent, as agent thereunder for the ratable benefit of the Lenders, as previously amended, as further amended pursuant to an amendment in substantially the form of Exhibit "G" hereto, and as the same may be further amended or modified and in effect from time to time.

    "Senior Leverage Ratio" means, as at any date of determination thereof, the ratio of (i) (a) all Indebtedness (excluding Subordinated Indebtedness) outstanding as at such date of determination minus (b) so long as no Default or Unmatured Default shall exist on such date of determination and no Advances shall be outstanding hereunder, cash on hand in excess of $1,000,000 to (ii) Annualized Operating Cash Flow as at such date of determination, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Shell Subsidiary" means any Subsidiary which (a) has no material assets or liabilities, or (b) was formed solely for the purpose of a Permitted Acquisition and has no material assets or liabilities other than an initial equity contribution not in excess of $10,000, and such Subsidiary's rights and obligations under any Acquisition agreement to which it is a party, provided that such Subsidiary shall cease to be a Shell Subsidiary upon consummation of such Permitted Acquisition.

    "Significant Sale" means any sale, lease, transfer or other disposition (including, without limitation, any disposition accomplished by way of a merger) (the "Sale") of any Property of the Borrower or any of its Subsidiaries to any other Person (other than any sale, lease, transfer or other disposition contemplated by Section 6.14) which (i) together with all Property previously or contemporaneously sold, leased, transferred or otherwise disposed of during the fiscal year in which such Sale occurs, contributed to or accounted for more than 10% of Operating Cash Flow (as calculated for the complete fiscal quarter ending on or most recently ended prior to the date on which such Sale is consummated, which calculation may be estimated if such Sale is consummated prior to the date on which the delivery of the financial statements for such fiscal quarter are required to be delivered pursuant to Section 6.1 and shall be adjusted, if necessary, upon the delivery of such financial statements) or (ii) together with all other Property sold, leased, transferred or otherwise disposed of during the period from the Restructuring Date to and including the date on which such Sale is consummated, contributed to or accounted for, in the aggregate, Operating Cash Flow (as calculated for the complete fiscal quarter ending on or most recently ended prior to the date on which such Sale is consummated, which calculation may be estimated if such Sale is consummated prior to the date on which the delivery of the financial statements for such fiscal quarter are required to be delivered pursuant to Section 6.1 and shall be adjusted, if necessary, upon the delivery of such financial statements) in an amount greater than 20% of Operating Cash Flow (as calculated for the fiscal quarter ending on, or most recently ended prior to, the Restructuring Date).

    "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

    "Subordinated Indebtedness" of a Person means, collectively, (i) with respect to the Borrower, the 1995 Senior Subordinated Indebtedness and the 1996 Senior Subordinated Indebtedness and (ii) with respect to the Borrower or any other Person, any other Indebtedness of such Person which is subordinated in right of payment to the Secured Obligations pursuant to a written agreement in form and substance satisfactory to the Required Lenders.

    "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

    "Subsidiary Documents" means, collectively, the Subsidiary Guaranty and the Subsidiary Security Agreement.

    "Subsidiary Guaranty" means that certain Guaranty dated as of June 30, 1994 executed by the Borrower's Subsidiaries in favor of the Agent, as agent thereunder for the ratable benefit of the Lenders, as previously amended, as further amended pursuant to an amendment in substantially the form of Exhibit "H" hereto, and as the same may be further amended or modified and in effect from time to time.

    "Subsidiary Security Agreement" means that certain Security Agreement dated as of June 30, 1994 by and between the Borrower's Subsidiaries and the Agent, as agent thereunder for the ratable benefit of the Lenders, as previously amended, as further amended pursuant to an amendment in substantially the form of Exhibit "I" hereto, and as the same may be further amended or modified and in effect from time to time.

    "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the last day of the fiscal quarter ending on or most recently ended prior to the date on which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales of the Borrower and its Subsidiaries or Operating Cash Flow, as reflected in the financial statements referred to in clause (i) above.

    "Teletouch" means Teletouch Communications, Inc., a Delaware corporation.

    "Teletouch Acquisition" means the Acquisition of Teletouch by the Teletouch Merger Subsidiary pursuant to the Teletouch Merger Agreement.

    "Teletouch Escrow" means the escrow established in respect of the net proceeds of the 1996 Senior Subordinated Indebtedness pursuant to the Teletouch Escrow Agreement.

    "Teletouch Escrow Agreement" means that certain Escrow Agreement dated June 5, 1996 among the Borrower, Bank One, Texas, N.A., as escrow agent, and Bank One, Columbus, N.A., as trustee, together with any amendments, modifications and supplements thereto, PROVIDED that any such amendments, modifications or supplements shall have been consented to by (a) the Agent, in the case of any amendments, modifications or supplements which are not materially disadvantageous to the Lenders, or (b) the Required Lenders, in all other cases.

    "Teletouch Merger Agreement" means that certain Agreement and Plan of Merger dated as of April 15, 1996 among Borrower, the Teletouch Merger Subsidiary and Teletouch, together with all exhibits, schedules, amendments, modifications or supplements thereto and all documents, instruments or agreements executed and/or delivered pursuant thereto or in connection therewith, PROVIDED that any such amendments, modifications or supplements shall have been consented to by (a) the Agent, in the case of any amendments, modifications or supplements which are not materially disadvantageous to the Lenders, or (b) the Required Lenders, in all other cases.

    "Teletouch Merger Subsidiary" means ProNet Subsidiary, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

    "Total Leverage Ratio" means, as at any date of determination thereof, the ratio of (i) (a) all Indebtedness (including Subordinated Indebtedness other than Indebtedness in respect of any portion of the principal of the 1996 Senior Subordinated Indebtedness held in the Teletouch Escrow) outstanding as at such date of determination minus (b) so long as, on such date of determination, no Default or Unmatured Default shall exist and no Advances shall be outstanding hereunder, cash on hand in excess of $1,000,000 to (ii) Annualized Operating Cash Flow as at such date of determination, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

    "Transaction Documents" means, collectively, the Loan Documents and the Subsidiary Documents.

    "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

    "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

    "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

    "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                      ARTICLE II
                                     THE CREDITS

    2.1. COMMITMENTS. (i) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Facility A Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility A Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Facility A Loans under this Section 2.1(i) at any time prior to the Facility Termination Date. The Facility A Commitments to lend hereunder shall expire on the Facility Termination Date.

         (ii) From and including the date of this Agreement and prior to the Facility B Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Facility B Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility B Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Facility B Loans under this Section 2.1(ii) at any time prior to the Facility B Revolving Credit Termination Date. The Facility B Commitments to lend hereunder shall expire on the Facility B Revolving Credit Termination Date.

    2.2. REQUIRED PAYMENTS; REQUIRED REDUCTIONS OF AGGREGATE COMMITMENT.

         (i) On each Payment Date after the Facility B Revolving Credit Termination Date, commencing September 30, 1998, the Borrower shall make a mandatory payment on the Facility B Advances equal to the lesser of (a) the aggregate unpaid principal amount of the Facility B Advances outstanding and (b) an amount equal to the percentage of the Facility B Revolving Credit Termination Balance set forth opposite each such Payment Date:

         Each Payment Date                  % of Facility B Revolving Credit
         Occurring During Period            Termination Balance
         -------------------------------------------------------------------
         7/1/98 through 12/31/98                       3.50%
         1/1/99   through 12/31/99                     3.75%
         1/1/00   through 12/31/00                     4.50%
         1/1/01   through 12/31/01                     5.00%
         1/1/02   through 12/31/02                     5.00%
         1/1/03   through 12/31/03                     5.00%

         (ii) On or before June 30 of each fiscal year, commencing June 30, 1999, the Borrower shall make a mandatory payment on the Advances outstanding in an amount equal to 50% of Excess Cash Flow, if any, for the immediately preceding fiscal year, such payment to be applied as specified in clause (1) or clause (2), as applicable, of
         Section 2.2(vi)(a).

         (iii) In the event so requested by the Required Lenders, concurrently with the consummation of any Significant Sale by the Borrower or any of its Subsidiaries (which Significant Sale shall have been consented to by the Required Lenders) or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in such amount as the Required Lenders shall specify not in excess of 100% (or, in the case of a Significant Sale of non-paging assets, 50%) of the Net Cash Proceeds realized by the Borrower or such Subsidiary from such Significant Sale, such payment to be applied as specified in clause
         (1) or clause (2), as applicable, of Section 2.2(vi)(b).

         (iv) In the event so requested by the Required Lenders, concurrently with the incurrence or issuance of any Subordinated Indebtedness of the Borrower (which incurrence or issuance shall have been consented to by the Required Lenders but excluding any such Subordinated Indebtedness the proceeds of which are used to finance, in whole or in part, the Teletouch Acquisition) or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in such amount as the Required Lenders shall specify not in excess of 100% of the Net Cash Proceeds realized by the Borrower or such Subsidiary from such incurrence or issuance, such payment to be applied as specified in clause (1) or clause (2), as applicable, of Section 2.2(vi)(c); PROVIDED that the foregoing mandatory payment shall not be required if, after giving effect to the issuance or incurrence of such Subordinated Indebtedness, the Total Leverage Ratio, calculated on a PRO FORMA basis as of the date of such issuance or incurrence, is equal to or less than 4.5:1.0.

         (v) In the event so requested by the Required Lenders, on the Reduction Date in respect of any Equity Issuance (other than an Equity Issuance the proceeds of which are used to finance, in whole or in part, the Teletouch Acquisition) or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in such amount as the Required Lenders shall specify not in excess of the Reduction Amount in respect of such Equity Issuance, such payment to be applied as specified in Section 2.2(vi)(a)(1), in the case of any Reduction Date occurring prior to the Facility B Revolving Credit

         Termination Date, or as specified in Section 2.2(vi)(a)(2), in the case of any Reduction Date occurring from and after the Facility B Revolving Credit Termination Date. Notwithstanding anything in this Agreement to the contrary (x) the Borrower agrees that, promptly upon receipt thereof, the Net Cash Proceeds realized from any Equity Issuance will be used by the Borrower first (before being used for any other purpose) to cure any breach of Section 6.4.2 or Default resulting therefrom which may exist at the time of the realization of such Net Cash Proceeds; and (y) the mandatory payment pursuant to this Section 2.2(v) shall not be required if, after giving effect to such Equity Issuance, the Total Leverage Ratio, calculated on a PRO FORMA basis as of the date of such issuance, is equal to or less than 4.5:1.0.

         (vi) (a)(1) All mandatory payments made prior to the Facility B Revolving Credit Termination Date pursuant to Sections 2.2(ii) and 2.2(v) shall be applied as follows: (x) first, the Aggregate Facility B Commitment shall be automatically and permanently reduced by the amount of any such required payment until the Aggregate Facility B Commitment shall have been reduced to zero, and immediately upon any such reduction, the Borrower shall repay the then outstanding principal balance of the Facility B Advances to the extent such principal balance exceeds the Aggregate Facility B Commitment as so reduced, and (y) thereafter, the remaining amount of any such required payment shall be applied to reduce the then outstanding principal balance of the Facility A Advances, provided that the Aggregate Facility A Commitment shall not be permanently reduced by the amount so applied; and (2) all mandatory payments made from and after the Facility B Revolving Credit Termination Date pursuant to Sections 2.2(ii) and 2.2(v) shall be applied (x) first, to reduce the amount of the mandatory payments of the Facility B Advances required under Section 2.2(i) in the inverse order of maturity thereunder, until all such Advances shall have been repaid in full, and (y) thereafter, to reduce the then outstanding principal balance of the Facility A Advances, provided that the Aggregate Facility A Commitment shall not be permanently reduced by the amount so applied.

         (b)(1) All mandatory payments made prior to the Facility B Revolving Credit Termination Date pursuant to Section 2.2(iii) shall be applied as follows: (x) first, the Aggregate Facility B Commitment shall be automatically and permanently reduced by the amount of any such required payment until the Aggregate Facility B Commitment shall have been reduced to zero, and immediately upon any such reduction, the Borrower shall repay the then outstanding principal balance of the Facility B Advances to the extent such principal balance exceeds the Aggregate Facility B Commitment as so reduced, and (y) thereafter, the Aggregate Facility A Commitment shall be automatically and permanently reduced by the remaining amount of any such required payment until the Aggregate Facility A Commitment shall have been reduced to zero, and immediately upon any such reduction, the Borrower shall repay the then outstanding principal balance of the Facility A Advances to the extent such principal balance exceeds the Aggregate Facility A Commitment as so reduced; and (2) all mandatory payments made from and after the Facility B Revolving Credit Termination Date pursuant to Section 2.2(iii) shall be applied as follows: (x) first, to reduce the amount of the mandatory payments of the Facility B Advances required under Section 2.2(i) in the inverse order of maturity thereunder, until all such Advances shall have been repaid in full, and (y) thereafter, the Aggregate Facility A Commitment shall be automatically and permanently reduced by the remaining amount of any such required payment until the Aggregate Facility A Commitment shall have been reduced to zero, and immediately upon any such reduction, the Borrower shall repay the then outstanding principal balance of the Facility A Advances to the extent such principal balance exceeds the Aggregate Facility A Commitment as so reduced.

         (c)(1) All mandatory payments made prior to the Facility B Revolving Credit Termination Date pursuant to Section 2.2(iv) shall be applied
         (x) first to reduce the principal balance of the aggregate Facility B Advances outstanding until all such Advances shall have been repaid in full, and (y) thereafter, to reduce the principal balance of the aggregate Facility A Advances outstanding until all such Advances shall have been repaid in full, provided that neither the Aggregate Facility A Commitment nor the Aggregate Facility B Commitment shall be permanently reduced by any amounts so applied; and (2) all mandatory payments made from and after the Facility B Revolving Credit Termination Date pursuant to Section 2.2(iv) shall be applied (x) first, to reduce the amount of the mandatory payments of the Facility B Advances required under Section 2.2(i) in the inverse order of maturity thereunder, until all such Advances shall have been repaid in full, and (y) thereafter, to reduce the then outstanding principal balance of the Facility A Advances until all such Advances shall have been repaid in full, provided that the Aggregate Facility A Commitment shall not be permanently reduced by the amount so applied.

         (vii) All unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

    2.3. RATABLE LOANS. Each Facility A Advance hereunder shall consist of Facility A Loans made from the several Lenders ratably in proportion to the ratio that their respective Facility A Commitments bear to the Aggregate Facility A Commitment, and each Facility B Advance hereunder shall consist of Facility B Loans made from the several Lenders ratably in proportion to the ratio that their respective Facility B Commitments bear to the Aggregate Facility B Commitment.

    2.4. TYPES OF ADVANCES; APPLICABLE MARGIN.

         (i) The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         (ii) The Applicable Margin for Advances shall be subject to adjustment (upwards or downwards, as appropriate) based on the Total Leverage Ratio as set forth below. The Total Leverage Ratio shall be determined from the then most recent quarterly or annual financial statements and Compliance Certificate delivered by the Borrower pursuant to Sections 6.1(i), 6.1(ii) and 6.1(iii). The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth Business Day after the delivery of such financial statements and Compliance Certificate. Until five Business Days after the initial financial statements and Compliance Certificate for the fiscal quarter ending June 30, 1996 shall have been delivered hereunder, the Applicable Margin for Floating Rate Advances shall be 1.125% and the Applicable Margin for Eurodollar Advances shall be 2.375%. If the Borrower shall at any time fail to furnish to the Lenders the financial statements and Compliance Certificate required to be delivered pursuant to Section 6.1(i), 6.1(ii) or 6.1(iii) within the time period prescribed therein, then the maximum Applicable Margin shall apply until the fifth Business Day after the delivery of such financial statements and Compliance Certificate.

                                    Applicable Margin        Applicable Margin
            Total                   for Floating             for Eurodollar
         Leverage Ratio             Rate Advances            Advances
         --------------             -----------------        -----------------
         Greater than
         5.5:1.0                          1.25%                      2.50%

         Less than or
         equal to 5.5:1.0
         but greater than
         5.0:1.0                         1.125%                     2.375%

         Less than or equal
         to 5.0:1.0 but greater
         than 4.5:1.0                     1.00%                      2.25%


         Less than or equal
         to 4.5:1.0 but greater
         than 4.0:1.0                      .75%                      2.00%

         Less than or equal
         to 4.0:1.0 but greater
         than 3.5:1.0                      .50%                      1.75%

         Less than or equal
         to 3.5:1.0 but greater
         than 3.0:1.0                      .25%                      1.50%

         Less than or equal
         to 3.0:1.0 but greater
         than 2.5:1.0                        0%                      1.25%

         Less than or equal
         to 2.5:1.0                          0%                      1.00%

    2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender (i) a commitment fee of (i) 1/2% per annum, at any time at which the Total Leverage Ratio is equal to or greater than 4.0:1.0, or (b) 3/8% per annum, at any time the Total Leverage Ratio is less than 4.0:1.0, in each case on the average daily unborrowed portion of such Lender's Facility A Commitment from the Restructuring Date to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date, and (ii) a commitment fee of (a) 1/2% per annum, at any time at which the Total Leverage Ratio is equal to or greater than 4.0:1.0, or (b) 3/8% per annum, at any time the Total Leverage Ratio is less than 4.0:1.0, in each case on the average daily unborrowed portion of such Lender's Facility B Commitment from the Restructuring Date to and including the Facility B Revolving Credit Termination Date, payable on each Payment Date hereunder and on the Facility
B Revolving Credit Termination Date. For purposes of this Section 2.5, the Total Leverage Ratio shall be determined on a quarterly basis as described in
Section 2.4(ii).  The Borrower may permanently reduce the Aggregate Facility
A Commitment and/or the Aggregate Facility B Commitment in whole, or in part ratably among the Lenders having a Facility A Commitment or a Facility B Commitment, as applicable, in integral multiples of $500,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Facility A Commitment may not be reduced below the aggregate principal amount of the outstanding Facility A Advances nor may the Aggregate Facility B Commitment be reduced below the aggregate principal amount of the outstanding Facility B Advances. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

    2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance which is a Facility A Advance may be in the amount of the unused Aggregate Facility A Commitment and any Floating Rate Advance which is a Facility B Advance may be in the amount of the unused Aggregate Facility B Commitment.

    2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in integral multiples of $250,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period. Principal payments made pursuant to this Section 2.7 prior to the Facility B Revolving Credit Termination Date shall be applied first, to reduce the aggregate outstanding principal balance of the Facility B Advances until all such Advances shall have been repaid in full, and thereafter to reduce the aggregate outstanding principal balance of the Facility A Advances until all such Advances shall have been repaid in full, and neither the Aggregate Facility A Commitment nor the Aggregate Facility B Commitment shall be permanently reduced by the amount so applied. Principal payments made pursuant to this Section 2.7 after the Facility B Revolving Credit Termination Date shall be applied, at the Borrower's option, either (a) to reduce the amount of mandatory payments of the Facility B Advances required under Section 2.2(i) in the inverse order of maturity or (b) to reduce the aggregate outstanding principal balance of the Facility A Advances (but the Aggregate Facility A Commitment shall not be permanently reduced by the amount so applied).

    2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance, the Commitments under which such Advance is to be made and, in the case of each Eurodollar Advance, the Interest Period applicable to each Eurodollar Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance, and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

        (i) the Borrowing Date, which shall be a Business Day, of such Advance,

        (ii)  the aggregate amount of such Advance,

        (iii) whether such Advance constitutes a Facility A Advance or a Facility B Advance, as selected by the Borrower,

        (iv)  the Type of Advance selected, and

        (v) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

    2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of
Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date which shall be a Business Day, of such conversion or continuation;

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued;

         (iii) whether the Advance to be converted or continued was originally made as a Facility A Advance or a Facility B Advance; and

         (iv) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

    2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2(i).

    2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of
(a) a Default under Section 7.2, 7.6 or 7.7, or (b) at the option of the Required Lenders, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), any other Default, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the Eurodollar Rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Advance, plus 2% per annum.

    2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

    2.13. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Facility A Loans and Facility B Loans, and each repayment thereof, on the schedule attached to its applicable Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, effect selections of the Commitments under which Advances are to be made, and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

    2.14. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date in respect of Floating Rate Advances shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365 (or, when appropriate, 366) day year; interest on Eurodollar Advances and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

    2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Lender shall notify the Agent, not later than eleven months after receipt of notice from the Borrower pursuant to Section 6.1(x) in respect of any Equity Issuance, as to whether or not such Lender elects to request the Borrower to make a mandatory payment in respect of such Equity Issuance pursuant to Section 2.2(v).

    2.16. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

    2.17. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) if the recipient of such payment is a Lender, the Federal Funds Effective Rate for such day or (ii) if the recipient of such payment is the Borrower, the interest rate applicable to the relevant Loan.

    2.18. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated or organized under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any

United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

    2.19.     COLLATERAL SECURITY; FURTHER ASSISTANCE.

         (i) Pursuant to the Existing Credit Agreement, the Borrower granted, or caused to be granted, to the Agent, for the ratable benefit of the Agent and the Lenders, as security for the payment of the Secured Obligations, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (a) all of the shares of capital stock of the Subsidiaries now or hereafter directly owned by the Borrower and all proceeds thereof, all as more specifically described in the Pledge Agreement; (b) certain of the assets now or hereafter directly owned by the Borrower and all proceeds thereof, all as more specifically described in the Security Agreement; and (c) certain of the assets now or hereafter directly owned by its Subsidiaries and all proceeds thereof, all as more specifically described in the Subsidiary Security Agreement. The Borrower hereby reaffirms and confirms the continuing legality, validity and enforceability of the Pledge Agreement and the Security Agreement and the Liens created thereby.

         (ii) No later than five (5) Business Days following the consummation of any Permitted Acquisition or the formation of any new Subsidiary of the Borrower which is permitted hereunder, the Borrower shall:

                   (a) In the case of a Permitted Acquisition of stock by the Borrower or the formation of a new Subsidiary, (1) deliver to the Agent, as Agent for the Lenders, (A) all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Subsidiary which is being acquired or formed, beneficially owned by the Borrower, as additional collateral for the Secured Obligations, to be held by the Agent in accordance with the terms of the Pledge Agreement, together with stock powers duly executed in blank and (B) a revised Schedule "1" containing an accurate list of all then existing Subsidiaries of the Borrower (including without limitation any Subsidiaries acquired or formed in connection with such Permitted Acquisition) and setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries, and (2) cause such new Subsidiary which is being acquired or formed to deliver to the Agent, (A) duly executed counterpart signature pages to each of the Subsidiary Documents, in the forms attached respectively thereto as Annex I, together with authorization to attach such signature pages to the Subsidiary Documents, the effect of which shall be that as of the date set forth on such signature pages, such new Subsidiary shall become a party to each such Subsidiary Document and be bound by the terms thereof, (B) revised or supplemented exhibits to the Subsidiary Security Agreement to take account of such new Subsidiary and the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement, together with authorization to attach such revised or supplemented exhibits to the Subsidiary Security Agreement, and
              (C) such Uniform Commercial Code financing statements and public utility mortgages, if any, as shall be required to perfect the security interest of the Agent in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement (other than as contemplated by Section 4.1.3 of the Subsidiary Security Agreement).

                   (b) In the case of a Permitted Acquisition of assets by the Borrower, deliver to the Agent such Uniform Commercial Code financing statements and public utility mortgages as shall be required to perfect the security interest of the Agent and the Lenders in the assets being so acquired (other than as contemplated by Section 4.1.3 of the Security Agreement).

                   (c) Provide to the Agent, (1) a certified copy of the relevant purchase agreement, together with all exhibits, amendments, waivers and supplements thereto, all of which shall be in form and substance satisfactory to the Agent, (2) in the case of a Permitted Acquisition, copies of all Authorizations required in connection with such Permitted Acquisition or formation of such new Subsidiary, and (3) such other documentation (including, without limitation, articles of incorporation, by-laws and resolutions) which in the reasonable opinion of the Agent is necessary or advisable in connection with such Permitted Acquisition or formation of such new Subsidiary.

         Notwithstanding the foregoing provisions of Section 2.19(ii), in the case of Shell Subsidiaries that have been formed solely for the purpose of a Permitted Acquisition, the requirements of Section 2.19 shall not be required to be satisfied until five (5) Business Days following the consummation of the relevant Permitted Acquisition.

         (iii) In connection with any exercise by the Agent or any Lender of its right and remedies under the Collateral Documents, it may be necessary to obtain the prior consent or approval of certain Persons, including but not limited to the FCC, applicable PUCs and other governmental authorities. Upon the exercise by the Agent or any Lender of any power, right, privilege or remedy pursuant to any Collateral Document which requires any consent, approval, registration, qualification or authorization of any Person, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that the Agent or such Lender may be required to obtain for such consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Borrower will use its best efforts to obtain from the appropriate Persons the necessary consents and approvals, if any: (a) for the transfer, if required for the effectuation of clause (b) below, to the Agent or the Lenders upon the occurrence of a Default, of any Authorization in respect of the operations of the Borrower or any of its Subsidiaries; (b) for the effectuation of any sale or sales of Pledged Stock (as defined in the Pledge Agreement) upon the occurrence of a Default; and (c) for the exercise of any other right or remedy of the Agent or any Lender under any Collateral Document. The Agent and the Lenders will cooperate with the Borrower in preparing the filing with the FCC, any applicable PUC and any other Persons of all requisite applications required to be obtained by the Borrower under this
         Section 2.19(iii).


                                     ARTICLE III
                               CHANGE IN CIRCUMSTANCES

    3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any

         Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves already taken into account in determining the interest rate applicable to Eurodollar Advances by virtue of the inclusion in the definition of "Eurodollar Rate"), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

    3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

    3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of the Eurodollar Advance and require any Eurodollar Advances to be repaid or converted to Floating Rate Advances.

    3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

    3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Eurodollar Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in such Lender's sole and absolute discretion. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under
Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement.
The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                      ARTICLE IV
                                 CONDITIONS PRECEDENT

     4.1. RESTRUCTURING DATE AND INITIAL ADVANCE. The Restructuring Date shall not occur and the Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent, with sufficient copies for the Lenders, each dated or dated as of the Restructuring Date (or such earlier date as shall be acceptable to the Lenders):

          (i) A certificate from the Secretary or an Assistant Secretary of the Borrower and each Subsidiary stating that there have been no changes to the respective Certificates of Incorporation or Bylaws of such Person since the date of the most recent certification in respect thereof under the Existing Credit Agreement, and copies of certificates of existence and good standing with respect to the Borrower and each Subsidiary, all certified (within 30 days of the Restructuring Date) by the appropriate governmental office in the jurisdiction of incorporation of the Borrower or such Subsidiary, as the case may be.

          (ii) Copies, certified by the Secretary or an Assistant Secretary of (a) the Borrower, of its Board of Directors' resolutions authorizing the execution of the Loan Documents and (b) each Subsidiary, of its Board of Directors' resolutions authorizing the execution of the Subsidiary Documents.

          (iii) An incumbency certificate, executed by (a) the Secretary or an Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, and (b) the Secretary or an Assistant Secretary of each Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to sign the Subsidiary Documents, upon which certificates the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any Subsidiary, as the case may be.

          (iv) A written opinion of (a) Haynes and Boone, L.L.P., special counsel for the Borrower and its Subsidiaries, addressed to the Lenders in substantially the form of Exhibit "B-1" hereto, and
          (b) and a written opinion of Gurman, Kurtis, Blask & Freedman, special FCC counsel for the Borrower and its Subsidiaries, addressed to the Lenders in substantially the form of Exhibit "B-2" hereto.

          (v) Facility A Notes and Facility B Notes payable to the order of each of the Lenders.

          (vi) An amendment to the Pledge Agreement in substantially the form of Exhibit "F" hereto, duly executed by the Borrower, together with the stock certificates representing all of the outstanding shares of capital stock of each of the Subsidiaries pledged thereunder and stock powers duly executed in blank to the extent not previously delivered.

          (vii) An amendment to the Security Agreement in substantially the form of Exhibit "G" hereto, duly executed by the Borrower, together with (a) executed financing statements and public utility mortgages, if any, to be recorded or filed in the appropriate public offices in each jurisdiction which the Agent or any Lender deems necessary or advisable to perfect the security interest created thereby, (b) certificates of insurance in respect of the insurance required to be maintained thereunder and (c) copies of Lien searches, in form and substance satisfactory to the Lenders, conducted in each jurisdiction which the Agent or any Lender deems necessary or advisable.

          (viii) An amendment to the Subsidiary Guaranty in substantially the form of Exhibit "H" hereto, duly executed by each of the Subsidiaries of the Borrower.

          (ix) An amendment to the Subsidiary Security Agreement in substantially the form of Exhibit "I" hereto, duly executed by each of the Subsidiaries of the Borrower, together with (a) executed financing statements and public utility mortgages, if any, to be recorded or filed in the appropriate public offices in each jurisdiction which the Agent or any Lender deems necessary or advisable to perfect the security interest created thereby,
          (b) certificates of insurance in respect of the insurance required to be maintained thereunder and (c) copies of Lien searches, in form and substance satisfactory to the Lenders, conducted in each jurisdiction which the Agent or any Lender deems necessary or advisable.

          (x) Evidence satisfactory to the Lenders and their respective counsel that the Borrower shall have made all filings and registrations and obtained all Authorizations which are or may be required prerequisites to the validity, enforceability or non-voidability of the Transaction Documents or the pledge of the capital stock of the Subsidiaries required to be delivered pursuant to the Pledge Agreement.

          (xi) Evidence satisfactory to the Lenders and their respective counsel that the Borrower shall have paid, or concurrently with the making of such Advance will pay, in full, to all Existing Lenders (whether or not such Existing Lenders are Lenders hereunder), all principal and all accrued and unpaid interest and fees owing to such Existing Lenders under the Existing Credit Agreement as of the Restructuring Date.

          (xii) Written money transfer instructions, in substantially the form of Exhibit "E" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (xiii) Such fees as shall be payable to the Agent and to First Chicago Capital Markets, Inc. pursuant to the letter agreement referred to in Section 10.12, upon receipt of which the Agent shall pay to the Lenders such upfront fees as shall have been agreed to in the offer letter dated May 14, 1996 to each such Lender.

          (xiv) Evidence satisfactory to the Lenders of receipt by the Borrower of Net Cash Proceeds of not less than $175,000,000 from an Equity Issuance (other than the Equity Issuance to Teletouch which is to occur after the Restructuring Date pursuant to the terms of the Teletouch Merger Agreement in an amount determined as set forth in the Teletouch Merger Agreement) and/or the issuance of the 1996 Senior Subordinated Indebtedness, of which not less than $75,000,000 shall be proceeds of an Equity Issuance (it being understood that for purposes of this Section 4.1(xv), funds deposited in the Teletouch Escrow by the Underwriters (as defined in the Teletouch Escrow Agreement) shall be deemed proceeds received by the Borrower).

          (xv) Such other documents as any Lender or its counsel may have reasonably requested.

    4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance, unless on the applicable Borrowing Date:

          (i)    There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

          (iii) Such Advance is permitted to be incurred by the terms of all indentures or other instruments creating or evidencing Subordinated Indebtedness of the Borrower, and will constitute "Senior Debt" thereunder.

          (iv) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

    Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i), (ii) and (iii) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making an Advance.

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lenders that:

    5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

    5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

    5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (other than any violation of or default under the Existing Credit Agreement (which agreement is being terminated concurrently with the effectiveness of this Agreement) resulting from the Borrower's execution of this Agreement or borrowing of Advances hereunder). No Authorization is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

    5.4. FINANCIAL STATEMENTS. The December 31, 1995, consolidated audited financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

    5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

    5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. None of the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

    5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on Schedule "3" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or in other public documents filed by Borrower with the Securities and Exchange Commission, so long as copies of such other public documents have been delivered to the Lenders by the Borrower promptly upon the filing thereof in accordance with Section 6.1(ix).

    5.8. SUBSIDIARIES. Schedule "1" hereto, as revised from time to time pursuant to Section 2.19(ii)(a), or as revised from time to time to identify Subisidiaries which are or have become Shell Subsidiaries, contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries and identifying whether or not such Subsidiary is a Shell Subsidiary. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

    5.9. ERISA.  Neither the Borrower nor any of its Subsidiaries has any Plan.

    5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Transaction Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

    5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

    5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness or any other agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

    5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any written notice to the effect that its operations are not, on the date on which this representation is made or deemed made, in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

    5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.19, to all of the Property and assets reflected in the financial statements as owned by it.

    5.15. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    5.16. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                      ARTICLE VI
                                      COVENANTS

    During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

    6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and 6.1(ii), a Compliance Certificate showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 20 days after the last day of each month, a consolidated unaudited profit and loss statement for the Borrower and its Subsidiaries for the period of six consecutive calendar months ending on the last day of such month, all certified by its chief financial officer, and reports of Key Operating Statistics by market for the previous month.

         (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Plan, if any, certified as correct by an actuary enrolled under ERISA.

         (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, and all material reports which the Borrower or any of its Subsidiaries files with the FCC or any applicable PUC.

         (x) As soon as possible and in any event within 10 days after the occurrence thereof, notice of the occurrence of any Significant Sale, the incurrence or issuance of any Indebtedness or Subordinated Indebtedness, or the occurrence of any Equity Issuance, together with a statement setting forth the amount of Net Cash Proceeds realized therefrom and the date so realized (or expected to be realized).

         (xi) Together with each delivery of financial statements pursuant to clauses (i) and (ii) above, a report in reasonable detail setting forth the aggregate amount of all Investments in Shell Subsidiaries as of the last day of the period covered by such financial statements, certified by its chief financial officer.

         (xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

    6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances (i) to refinance the principal and accrued and unpaid interest and fees outstanding under the Existing Credit Agreement which, pursuant to Section 4.1(xii), are required to be paid on the Restructuring Date to all of the Existing Lenders, (ii) to finance Permitted Acquisitions, (iii) for Capital Expenditures and (iv) for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any PCS Investment or Acquisition other than a Permitted Acquisition.

    6.3. NOTICE OF DEFAULT, ETC. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, (ii) the receipt by the Borrower or any Subsidiary of any notice from any federal, state or local governmental or regulatory body or authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC, any applicable PUC or any other Authorization now or hereafter held by the Borrower or any of its Subsidiaries which is required to provide Paging Services in compliance with all applicable laws and regulations, or (iii) any federal, state or local statute, regulation or ordinance or judicial or administrative order limiting or controlling the operations of the Borrower or any of its Subsidiaries which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of the Borrower or any of its Subsidiaries.

    6.4. FINANCIAL RATIOS.

         6.4.1. TOTAL LEVERAGE RATIO. The Borrower and its Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter ending during the periods set forth below, a Total Leverage Ratio not greater than the ratio set forth below opposite each such period:

              PERIOD                                             RATIO
              --------------------------------------------------------
              Restructuring Date through and
              including 12/31/97                                5.75:1.0

              1/1/98 through and including 6/30/98              5.50:1.0

              7/1/98 through and including 12/31/98             5.00:1.0

              1/1/99 through and including 6/30/99              4.50:1.0

              7/1/99 through and including 12/31/99             4.00:1.0

              1/1/00 through and including 6/30/00              3.50:1.0

              7/1/00 and thereafter                             3.00:1.0

         6.4.2. FIXED CHARGE COVERAGE RATIO.  The Borrower and its
         Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter ending during the periods set forth below, a Fixed Charge Coverage Ratio not less than the ratio set forth below opposite each such period:

              PERIOD                                             RATIO
              --------------------------------------------------------
              Restructuring Date through and
               including 6/30/98                                1.50:1.0
              7/1/98 and thereafter                             1.10:1.0

         6.4.3. PRO FORMA DEBT SERVICE RATIO. The Borrower and its Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter, a Pro Forma Debt Service Ratio not less than
         1.50 to 1.0.

         6.4.4. SENIOR LEVERAGE RATIO. The Borrower and its Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter ending during the periods set forth below, a Senior Leverage Ratio not greater than the ratio set forth below opposite each such period:

              PERIOD                                             RATIO
              --------------------------------------------------------
              Restructuring Date through and
              including 12/31/97                                3.75:1.0

              1/1/98 through and including 6/30/98              3.50:1.0

              7/1/98 through and including 12/31/98             3.00:1.0

              1/1/99 through and including 6/30/99              2.50:1.0

              7/1/99 and thereafter                             2.00:1.0

    6.5. CONDUCT OF BUSINESS; MAINTENANCE OF AUTHORIZATIONS. The Borrower will, and will cause each Subsidiary to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or in such other fields of enterprise as may be approved by the Required Lenders pursuant to Section 6.17(xii); (ii) to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to so maintain such authority could reasonably be expected to have a Material Adverse Effect, provided that (A) after or concurrently with (a) the transfer to the Borrower by each of Contact Communications, Inc., a New York corporation ("Contact New York"), Contact Communications of Massachusetts, Inc. and Contact Communications of Pennsylvania, Inc. (collectively, the "Liquidating Subsidiaries") of all of the stock of Contact Communications Inc., a Delaware corporation ("Contact Delaware"), held by such Liquidating Subsidiary, and (b) the pledge of such stock by the Borrower pursuant to the Pledge Agreement, each such Liquidating Subsidiary may be dissolved, and (B) Shell Subsidiaries may be dissolved; and (iii) do all things necessary to renew, extend and continue in effect all Authorizations which may at any time and from time to time be necessary to provide Paging Services in compliance with all applicable laws and regulations where the failure to so renew, extend or continue in effect or to so comply could reasonably be expected to have a Material Adverse Effect.

    6.6. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

    6.7. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

    6.8. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including without limitation, all rules and regulations promulgated by the FCC or any applicable PUC and those relating to environmental, health and safety protection, where the failure to so comply could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, within ten days after receipt thereof, notify the Banks of the receipt by the Borrower or such Subsidiary of written notice of any violation of any applicable laws, rules or regulations relating to environmental, health and safety protection, which violation could reasonably be expected to have a Material Adverse Effect.

    6.9. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

    6.10. INSPECTION. Subject to Section 9.16, the Borrower will, and will cause each Subsidiary to, permit the Agent, by its representative and agents (or, if a Default shall have occurred and be continuing, the Lenders, by their respective representatives and agents), to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers all at such reasonable times and intervals as the Lenders may designate and, if practicable, upon reasonable prior notice to the Borrower.

    6.11. DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (i) dividends declared and paid by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary, and (ii) so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom, (A) redemptions by the Borrower of any capital stock issued as payment of all or any portion of the deferred purchase price for any Permitted Acquisition (other than the Acquisition of the assets of Carrier Paging Systems, Inc.) or
(B) redemptions for aggregate liquidation preference value plus accrued dividends of up to $18,000,000 of Series A Preferred Stock of Teletouch within 30 days after the Teletouch Acquisition.

    6.12. INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (i)   The Loans.

          (ii) Indebtedness existing on the date hereof and described in Schedule "2" hereto.

          (iii) Indebtedness of the Borrower to any Wholly-Owned Subsidiary or of any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary, subject to the provisions of Section 6.20.

          (iv)  Contingent Obligations permitted under Section 6.18.

          (v) Indebtedness of the Borrower or any Subsidiary arising with respect to the deferred payment of all or any portion of the purchase price of any Permitted Acquisition, whether evidenced by a promissory note, non-competition agreement, retention agreement or otherwise.

          (vi) Additional Indebtedness which, when added to the Indebtedness referred to in Section 6.12(ii), shall not exceed, in the aggregate for the Borrower and its Subsidiaries, $5,000,000 at any one time outstanding, provided that neither the Borrower nor any Subsidiary shall create or incur any such additional Indebtedness if a Default or Unmatured Default exists or will exist after giving effect thereto.

          (vii) Indebtedness of the Borrower not in excess of $500,000 at any one time outstanding created pursuant to the ETS Agreement.

          (viii) Subordinated Indebtedness of the Borrower.

          (ix) Indebtedness assumed in connection with any Permitted Acquisition so long as such Indebtedness is to be repaid in full concurrently with the consummation of such Permitted Acquisition.

    6.13. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary and (ii) the Borrower or a Subsidiary may merge or consolidate with any other Person pursuant to a Permitted Acquisition, provided that (a) the Borrower or such Subsidiary, as applicable shall be the surviving entity and (b) after giving effect thereto, no Default or Unmatured Default shall exist.

    6.14. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except:

          (i)   Sales of inventory in the ordinary course of business.

          (ii) Sales or other dispositions of Property which is obsolete or no longer used or useful in the business of the Borrower or any of its Subsidiaries.

          (iii) Subject to the provisions of Section 6.20, transfers of Property by Borrower or any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary so long as, in the case of transfers to a Wholly-Owned Subsidiary, all documents and other items required to be delivered by or in respect of such Subsidiary pursuant to Section 2.19(ii) have been so delivered.

          (iv) Sales of capital stock of the Borrower which is held as treasury stock.

           (v) The contribution to the Borrower by the Liquidating Subsidaries (as defined in Section 6.5) of all of the stock of Contact Communications Inc., as contemplated by Section 6.5.

    6.15. SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except pursuant to Section 6.14(iii) or
(iv).

    6.16. SALE AND LEASEBACK. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

    6.17. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

           (i) Short-term obligations of, or fully guaranteed by, the United States of America.

           (ii) Commercial paper rated A-l or better by Standard and Poor's Corporation or P-l or better by Moody's Investors Service, Inc.

           (iii) Demand deposit accounts maintained in the ordinary course of business.

           (iv) Certificates of deposit and time deposits which are fully insured by the Federal Deposit Insurance Corporation or are issued by or maintained with any Lender or any other commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

           (v) Interest bearing deposit accounts (which may be represented by certificates of deposit) which are fully insured by the Federal Deposit Insurance Corporation or are maintained with any Lender or any other commercial bank having capital and surplus in excess of $100,000,000.

           (vi)   Permitted Acquisitions.

           (vii) The creation of, and Investments in, (a) the Teletouch Merger Subsidiary, and (c) other Subsidiaries, subject in each case to the provisions of Section 6.20.

           (viii) Investments in limited partnerships engaged in rendering Paging Services, related services or research and development of technology for Paging Services, provided that such Investments
           (a) do not exceed in the
           aggregate for the Borrower and its Subsidiaries, (1) during any fiscal year ending prior to January 1, 1998, $2,000,000, and (2) during any fiscal year thereafter, an amount equal to 50% of Excess Cash Flow for the immediately preceding fiscal year.

           (ix) Loans and advances (a) from the Borrower to any Wholly-Owned Subsidiary or (b) from any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary.

           (x) PCS Investments, provided that (a) such PCS Investments, together with other Investments described in clause (xii) below, shall not exceed, in the aggregate for the Borrower and its Subsidiaries at any one time outstanding, $20,000,000, (b) each such PCS Investment shall be made solely with that portion of the Net Cash Proceeds realized from Equity Issuances which is not included in the calculation of any Reduction Amount or subject to any mandatory payment pursuant to Section 2.2(v), (c) the PCS Entity in which any such PCS Investment is made shall not be a Subsidiary and neither the Borrower nor any Subsidiary shall have any liability in respect of any such PCS Entity or any such PCS Entity's liabilities or obligations, and (d) prior to and after giving effect to any such PCS Investment, no Default or Unmatured Default shall exist.

           (xi) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "1" hereto.

           (xii) Acquisitions of assets related to, or a business or entity engaged in, lines of business other than Paging Services so long as
           (a) the aggregate consideration (including, without limitation, the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business) for all such Acquisitions during the term of this Agreement does not exceed $5,000,000 in the aggregate,
           (b) such other lines of business have been consented to by the Required Lenders, and (c) the aggregate amount of all such Acquisitions (determined as set forth in clause (a) above), together with all Investments permitted under clause (x) above, shall not exceed, in the aggregate for the Borrower and its Subsidiaries at any one time outstanding, $20,000,000.

    6.18. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Subsidiary Guaranty, (ii) other Contingent Obligations existing on the date hereof and described in Schedule "2" hereto, and (iii) guarantees of performance given by the Borrower in respect of a Permitted Acquisition by a Subsidiary or in respect of an Investment permitted by Section 6.17(xii).

    6.19. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

           (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

           (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

           (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

           (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

           (v)    Lessors' interests under Capitalized Leases.

           (vi) Purchase money Liens on Property acquired by the Borrower or any of its Subsidiaries to secure the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property, provided that (a) such Liens shall attach solely to the Property acquired or purchased and any improvements thereon and (b) the Indebtedness secured by such Liens shall not exceed, in the aggregate for the Borrower and its Subsidiaries, $5,000,000 at any one time outstanding.

           (vii) Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of 20% of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds in the ordinary course of business.

           (viii) Liens on capital stock of the Borrower which is held as treasury stock.

           (ix) Claims in respect of escrowed funds deposited in connection with any Permitted Acquisition, specifically including any claims which the holders of, or the trustee in respect of, the 1996 Senior Subordinated Indebtedness may have on the funds in the Teletouch Escrow.

           (x) Liens existing on the date hereof and described in Schedule "2" hereto.

           (xi) Liens in favor of the Agent and the Lenders granted pursuant to any Collateral Document.

    6.20. SHELL SUBSIDIARIES. Notwithstanding any provision of this Agreement to the contrary, the aggregate amount of Investments in, and loans and advances or transfers of Property to, Shell Subsidiaries by Borrower or any of its Subsidiaries shall not exceed $500,000 in the aggregate in respect of all such Subsidiaries during the term of this Agreement

    6.21. AFFILIATES. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than transactions between the Borrower and its Subsidiaries, so long as such transactions are otherwise permitted hereunder and so long as, after giving effect to any such transaction, the Liens in favor of the Agent and the Lenders granted pursuant to the Collateral Documents are not impaired) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

    6.22. SUBORDINATED INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness; PROVIDED, HOWEVER, that the Borrower may redeem the 1996 Senior Subordinated Indebtedness out of funds on deposit in the Teletouch Escrow as permitted or required by Section 3.10 of the 1996 Indenture and Section 3 of the Teletouch Escrow Agreement.

    6.23. RATE HEDGING OBLIGATIONS. The Borrower will, at all times on and after the date which is 60 days following the Restructuring Date, cause the Interest Expense on not less than 50% of the aggregate principal amount of all outstanding Indebtedness of the Borrower to be effectively fixed for an average weighted maturity of at least two

(2) years (or such other period of time as the Borrower and the Agent shall agree upon) at a prevailing market rate through either or both of (a) loans or other financial accommodations being interest at a fixed rate or (b) an interest rate exchange or insurance agreement or agreements with one or more financial institutions acceptable to the Required Lenders in their reasonable discretion.

                                  ARTICLE VII
                                    DEFAULTS

    The occurrence of any one or more of the following events shall constitute a Default:

    7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Transaction Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Transaction Document shall be materially false on the date as of which made.

    7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other Obligations within ten days after the same becomes due.

    7.3. The breach by the Borrower of any of the terms or provisions of any of Sections 6.2, 6.3, 6.4, 6.11, 6.13 through 6.18, inclusive, and 6.22.

    7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

    7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness in excess of, singularly or in the aggregate, $5,000,000 ("Significant Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Significant Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Significant Indebtedness to become due prior to its stated maturity; or any such Significant Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

    7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.7.

    7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

    7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

    7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

    7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed, in the aggregate, $50,000 or any Reportable Event shall occur in connection with any Plan.

    7.11. The Borrower or any of its Subsidiaries shall be the subject of any proceeding pertaining to the release by the Borrower or any of its Subsidiaries of any toxic or hazardous waste or substance into the environment, or any violation by the Borrower or any of its Subsidiaries of any federal, state or local environmental, health or safety law or regulation, which, in either case, if adversely determined, could (after taking into account indemnification, insurance and other reimbursement obligations of other responsible parties) reasonably be expected to have a Material Adverse Effect.

    7.12. The occurrence of any "default", as defined in any Transaction Document (other than this Agreement or the Notes), or the breach of any of the terms or provisions of any Transaction Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

    7.13. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document or the Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document or the Subsidiary Guaranty, or the Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document or the Subsidiary Guaranty.

    7.14. (i) Any Authorization necessary for the ownership of any paging business of the Borrower or any of its Subsidiaries or essential for the Borrower's or any of its Subsidiaries' provision of Paging Services shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by the Borrower or any Subsidiary; or (ii) any Authorization necessary for the ownership of any paging business of the Borrower or any of its Subsidiaries or essential for the Borrower's or any of its Subsidiaries' provision of Paging Services shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review (provided, however, that neither of the foregoing events described in clause (i) or (ii) of this Section 7.14 shall constitute a Default if such loss of any such Authorization could not reasonably be expected to have a Material Adverse Effect or to materially adversely affect the value of the Collateral).

    7.15. Any Change in Control shall occur; or any 'Change of Control' under and as defined in any indenture or instrument evidencing or creating any Subordinated Indebtedness of the Borrower shall occur.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower or any Subsidiary, as the case may be, may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Transaction Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

           (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of interest thereon or fees payable hereunder or change the time of payment of interest thereon or fees payable hereunder.

           (ii) Reduce the percentage specified in the definition of Required Lenders.

           (iii) Extend the Facility B Revolving Credit Termination Date or the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of any Commitment of any Lender hereunder, or permit the Borrower or any Subsidiary to assign its rights under any Transaction Document.

           (iv)   Amend this Section 8.2.

           (v) Except as provided in the Collateral Documents, release or substitute any guarantor or release all or a substantial portion of the Collateral; PROVIDED that, in the event any Shell Subsidiary is dissolved in accordance with the provisions of Section 6.5, Agent may, without the consent of the Lenders, release such Shell Subsidiary from its obligations under the Subsidiary Guaranty and may release any Liens granted by or in respect of such Shell Subsidiary pursuant to any of the Collateral Documents.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

    8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Transaction Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Transaction Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Transaction Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

    8.4 SUBORDINATED INDEBTEDNESS. During the continuance of a Default or an Unmatured Default the Agent may, and, upon the direction of the Required Lenders, shall, give "blockage" notices under and as permitted by the terms of the indentures or other instruments evidencing or creating any Subordinated Indebtedness of Borrower.

                                  ARTICLE IX
                              GENERAL PROVISIONS

    9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

    9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

    9.3. TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Transaction Documents shall be paid by the Borrower, together with interest and penalties, if any.

    9.4. HEADINGS. Section headings in the Transaction Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Transaction Documents.

    9.5. ENTIRE AGREEMENT. The Transaction Documents and the letter agreement referred to in Section 10.12 embody the entire agreement and understanding among the Borrower, the Subsidiaries, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Subsidiaries, the Agent and the Lenders relating to the subject matter thereof.

    9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

    9.7. EXPENSES; INDEMNIFICATION. THE BORROWER SHALL REIMBURSE THE AGENT FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE AGENT, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT) PAID OR INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, REVIEW, AMENDMENT, MODIFICATION, AND ADMINISTRATION OF THE TRANSACTION DOCUMENTS.
THE BORROWER ALSO AGREES TO REIMBURSE THE AGENT AND THE LENDERS FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE AGENT AND THE LENDERS, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT OR THE LENDERS) PAID OR INCURRED BY THE AGENT OR ANY LENDER IN CONNECTION WITH THE COLLECTION AND ENFORCEMENT OF THE TRANSACTION DOCUMENTS. THE BORROWER FURTHER AGREES TO INDEMNIFY THE AGENT AND EACH LENDER, ITS DIRECTORS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE AGENT OR ANY LENDER IS A PARTY THERETO) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY LOAN HEREUNDER, PROVIDED THAT NO SUCH AGENT, LENDER, DIRECTOR, OFFICER OR EMPLOYEE SHALL HAVE A RIGHT TO BE INDEMNIFIED OR HELD HARMLESS HEREUNDER FOR ANY LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES INCURRED BY REASON OF ITS OWN GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT.  THE OBLIGATIONS OF THE BORROWER UNDER THIS
SECTION 9.7 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

    9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

    9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

    9.10. SEVERABILITY OF PROVISIONS. Any provision in any Transaction Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Transaction Documents are declared to be severable.

    9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

    9.12. CHOICE OF LAW. THE TRANSACTION DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    9.13. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN

SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

    9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

    9.15. COMPLIANCE WITH APPLICABLE LAWS. It is not the intent of the Borrower, the Agent or the Lenders to make an agreement in violation of Applicable Law. Regardless of any provision in any Transaction Document, no Lender shall be entitled to receive, collect or apply, as interest on the Loans, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and each Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Loans are paid and performed in full prior to the end of the full contemplated term of the Obligations, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, each Lender shall refund to the Borrower the amount of the Loans owing, and, in such event, each Lender shall not be subject to any penalties provided by Applicable Law for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 9.15 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Transaction Documents.

    9.16. CONFIDENTIALITY. Each Lender agrees to hold any non-public information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders (and, provided they agree to be bound by this Section 9.16, to their respective Affiliates),
(ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee provided that such Persons agree to be bound by this Section 9.16, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.

    9.17. RESTRUCTURING TRANSACTIONS. The Borrower, each Lender, each Exiting Lender and the Agent agree that on the Restructuring Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:

          (i) The Existing Credit Facility shall be replaced by the Restated Credit Facility and the Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

          (ii) Each Exiting Lender shall cease to be a party hereto and shall have no further obligation to extend credit hereunder;

          (iii) All Existing Obligations, to the extent not paid on the Restructuring Date, shall be renewed, extended and restated hereunder and shall continue to be outstanding hereunder and, as such, shall constitute Obligations hereunder, and nothing herein shall be construed to deem such Existing Obligations paid. Each Existing Lender shall, promptly after receipt of (a) the payment in immediately available funds of all amounts owing to such Existing Lender pursuant to Section 4.1(xi), and (b) its Notes hereunder (in the case of Lenders only), return to the Borrower the promissory note (marked "Superseded" or, in the case of Exiting Lenders, "Cancelled") received by it in connection with the Existing Credit Agreement.

    The Borrower, each Lender, each Exiting Lender and the Agent agree that
(a) the restructuring transactions provided in the foregoing clauses (i),
(ii) and (iii) shall not be effective until the conditions set forth in
Section 4.1 are satisfied and the initial Advance shall have been made hereunder; (b) all terms and conditions of the Existing Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder; (c) the representations, warranties and covenants set forth herein shall become effective concurrently with the making of the initial Advance hereunder; and
(d) this Agreement (other than Section 9.7) shall terminate if the Restructuring Date shall not have occurred on or prior to June 30, 1996.

    Each Exiting Lender's execution hereof shall be deemed to evidence only its agreement with this Section 9.17 and its consent, solely in its capacity as an Existing Lender under the Existing Credit Agreement, to the amendments of the Existing Credit Agreement embodied herein.

                                  ARTICLE X
                                  THE AGENT

    10.1. APPOINTMENT. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X and in the other Transaction Documents. Each of the Lenders authorizes the Agent to execute on behalf of such Lender each of the Collateral Documents (including, without limitation, the amendments thereto in substantially the form of Exhibits "F", "G" and "I" hereto) and the amendment to the Subsidiary Guaranty in substantially the form of Exhibit "H" hereto (the terms of which shall be binding on such Lender). The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement or any other Transaction Document.

    10.2. POWERS. The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Transaction Documents to be taken by the Agent.

    10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

    10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith; or (v) the perfection, priority, condition, value or sufficiency of any of the Collateral. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

    10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required

Lenders (or, if required by the terms of Section 8.2, all of the Lenders) and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Transaction Document.

    10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

    10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

    10.9. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

    10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

    10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent (which successor Agent, so long as no Default shall have occurred and be continuing, shall be approved by the Borrower, which approval shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent (which successor Agent, so long as no Default shall have occurred and be continuing, shall be approved by the Borrower, which approval shall not be unreasonably withheld or delayed). If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.
Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Transaction Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

    10.12. AGENT'S FEE; ARRANGER'S FEE. The Borrower agrees to pay to the Agent, for its own account, and to First Chicago Capital Markets, Inc. (the "Arranger") the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated May 20, 1996, or as otherwise agreed upon from time to time.

    10.13. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower any such agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral permitted by the terms of the Collateral Documents or which shall have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                  ARTICLE XI
                           SETOFF; RATABLE PAYMENTS

    11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

    11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                 ARTICLE XII
              BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

    12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Transaction Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of or notice to the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section
12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Transaction Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

    12.2.  PARTICIPATIONS.

           12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any of the Commitments of such Lender or any other interest of such Lender under the Transaction Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Transaction Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Transaction Documents.

           12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or

    Commitment, postpones any date fixed for any regularly-scheduled payment of principal (including, without limitation, any payment of principal required to be made pursuant to Section 2.2 (i) or (ii), or, after a request therefor by the Required Lenders, Section 2.2 (iii), (iv) or (v)) of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of the collateral, if any, securing any such Loan.

           12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Transaction Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Transaction Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

    12.3.  ASSIGNMENTS.

           12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Transaction Documents; provided that the amount of the Commitment or Advances being assigned pursuant to each such assignment by a Lender (other than an assignment to a Purchaser which is a Lender or an Affiliate thereof), determined as of the date of such assignment, shall not be less than the lesser of (i) $5,000,000 and (ii) the Commitment of such assigning Lender (determined as of the date of such assignment). Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent, which consent shall not be unreasonably withheld or delayed, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that, if a Default shall have occurred and be continuing on the date of such assignment, the consent of the Borrower shall not be required.

           12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Transaction Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Transaction Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Transaction Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

           12.3.3. PRO RATA ASSIGNMENTS. Notwithstanding anything contained herein to the contrary, no assignment to any Purchaser of any portion of a Lender's Facility A Commitment or Facility A Loans shall be made other than in conjunction with a proportionately equal assignment to such Purchaser of such Lender's Facility B Commitment and Facility B Loans, nor shall any assignment to any Purchaser of any Lender's Facility B Commitment or Facility B Loans be made other than in conjunction with a proportionately equal assignment to such Purchaser of such Lender's Facility A Commitment and Facility A Loans.

    12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Transaction Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.16 of this Agreement.

    12.5. TAX TREATMENT. If any interest in any Transaction Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                    ARTICLE XIII
                                       NOTICES

    13.1. GIVING NOTICE. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Transaction Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties.
Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

    13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                    ARTICLE XIV
                                    COUNTERPARTS

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.



                                        * * *

    IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

COMMITMENTS                                                PRONET INC.

                             By:
                                --------------------------------
                                  Jan Gaulding
                                  Senior Vice President

                                  6340 LBJ Freeway
                                  Dallas, Texas  75240
                                  Telephone No.:  (214) 687-2021
                                  Telecopier No.: (214) 774-0640

                                  Attention:  Ms. Jan Gaulding
                                              Senior Vice President



Facility A Commitment:            THE FIRST NATIONAL BANK OF CHICAGO,
    $25,000,000                        Individually and as Agent

                             By:
                                --------------------------------
Facility B Commitment:            C. Mark Hedrick
    $125,000,000                  Vice President

                                  One First National Plaza
                                  Chicago, Illinois  60670
                                  Telephone No.:  (312) 732-8022
                                  Telecopier No.:  (312) 732-8587

                                  Attention:  Mr. C. Mark Hedrick
                                              Vice President

Facility A Commitment:            WELLS FARGO BANK (TEXAS), NATIONAL
     $8,333,333.34                  ASSOCIATION

Facility B Commitment:            By:
                                     --------------------------------
    $41,666,666.66                Print Name:
                                  Title:

                                       1445 Ross Avenue, Suite 300
                                       Dallas, Texas  75202
                                       Telephone No.:  (214) 740-1539
                                       Telecopier No.: (214) 740-1543

                                  Attention:  Mr. Jeffrey S. A. Cook
                                              Vice President




Facility A Commitment:            UNION BANK OF CALIFORNIA, N.A.
    $8,333,333.33
                                  By:
                                     --------------------------------
Facility B Commitment:            Print Name:
    $41,666,666.67                Title:

                                       400 California Street
                                       San Francisco, California  94104
                                       Telephone No.:  (415) 765-3753
                                       Telecopier No.:  (415) 765-3146

                                  Attention:  Ms. Gail Fletcher
                                              Vice President

COMMITMENTS

Facility A Commitment:            LEHMAN BROTHERS, INC.
    $8,333,333.33
                                  By:
Facility B Commitment:            Print Name:
    $41,666,666.67                Title:

                                       3 World Financial Center
                                       10th Floor
                                       New York, New York 10285
                                       Telephone No.: (212) 526-0330
                                       Telecopier No.: (212) 526-0819

                                  Attention:  Ms. Michele Swanson











DOCUMENT NUMBER:  CREDIT.7
11-12-96

                                   EXITING LENDERS

THE BANK OF NEW YORK


By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------


BANK ONE, TEXAS, N.A.


By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------



FLEET NATIONAL BANK, formerly known as
SHAWMUT BANK CONNECTICUT, N.A.


By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------


ROYAL BANK OF CANADA

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

                                    EXHIBIT "A-1"
                                   FACILITY A NOTE

$
          , l9


    ProNet Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _______________________________ (the "Lender") the lesser of the principal sum of__________________________ Dollars or the aggregate unpaid principal amount of all Facility A Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined) referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Facility A Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

    The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Facility A Loan and the date and amount of each principal payment hereunder.

    This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of June 14, 1996 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement") among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Pledge Agreement, the Security Agreement and the Subsidiary Security Agreement and guaranteed pursuant to the Subsidiary Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                             PRONET INC.

                             By:
                                ---------------------------------
                                 Jan Gaulding
                                 Senior Vice President

                     SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                            FACILITY A NOTE OF PRONET INC.
                                 DATED JUNE 14, l996



         PRINCIPAL           MATURITY
         AMOUNT OF           OF INTEREST    PRINCIPAL    UNPAID
DATE     FACILITY A LOAN     PERIOD PAID      AMOUNT     BALANCE
----     ---------------     -----------    ---------    -------

                                    EXHIBIT "A-2"
                                   FACILITY B NOTE

$
       , 19


     ProNet Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________________ (the "Lender") the lesser of the
principal sum of                    Dollars or the aggregate unpaid principal
amount of all Facility B Loans made by the Lender to the Borrower pursuant to
Article II of the Agreement (as hereinafter defined) referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Facility B Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Facility B Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of June 14, 1996 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement") among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Pledge Agreement, the Security Agreement and the Subsidiary Security Agreement and guaranteed pursuant to the Subsidiary Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                             PRONET INC.

                                       By:
                                           ----------------------------------
                                           Jan Gaulding
                                           Senior Vice President

                     SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                            FACILITY B NOTE OF PRONET INC.
                                 DATED JUNE 14, l996



         PRINCIPAL           MATURITY
         AMOUNT OF           OF INTEREST    PRINCIPAL    UNPAID
DATE     FACILITY A LOAN     PERIOD PAID      AMOUNT     BALANCE
----     ---------------     -----------    ---------    -------

                                    EXHIBIT "B-1"
                                   FORM OF OPINION




                                                                June 14, 1996



To the Lenders who are parties to the
Credit Agreement described below

Ladies and Gentlemen:

     We have acted as special counsel to ProNet Inc., a Delaware corporation (the "Borrower", in connection with the execution and delivery of the Second Amended and Restated Credit Agreement dated as of June 14, 1996 (the "Credit Agreement") among the Borrower, the Lenders party thereto and The First National Bank of Chicago, as Agent, providing for advances in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding. We have also acted as special counsel to Electronic Tracking Systems Inc., a Delaware corporation, Contact Communications, Inc., a New York corporation, The Message Express, Inc., a New York corporation, Contact Communications of Massachusetts, Inc., a Massachusetts corporation, Contact Communications of Pennsylvania, Inc., a Pennsylvania corporation, Beepers To Go, Inc., a Delaware corporation, Professional Communications Systems, Inc., a Texas corporation, and Contact Communications Inc., a Delaware corporation [MORE?] (collectively, the "Subsidiaries") in connection with their execution and delivery of the Amended Subsidiary Guaranty and the Amended Subsidiary Security Agreement (as defined herein). This opinion is being delivered pursuant to Section 4.1(v) of the Credit Agreement. Unless otherwise defined herein, capitalized terms have the meanings attributed to them in the Credit Agreement.

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1.   The Credit Agreement; [ADD NOTES]

          2. The Pledge Agreement, dated as of June 30, 1994, as amended by that certain Amendment dated as of February 9, 1995 and that certain Amendment dated June 14, 1996 (as so amended, the "Amended Pledge Agreement"), executed by the Borrower and the Agent;

          3. The Security Agreement, dated as of June 30, 1994, as amended by that certain Amendment dated as of February 9, 1995 and that certain

          Amendment dated June 14, 1996 (as so amended, the "Amended Security Agreement"), executed by the Borrower and the Agent;

          4. The Guaranty, dated as of June 30, 1994, as amended by that certain Amendment dated as of February 9, 1995 and that certain Amendment dated June 14, 1996 (as so amended, the "Amended Subsidiary Guaranty"), executed by the Subsidiaries in favor of the Agent;

          5. The Security Agreement, dated as of June 30, 1994, as amended by that certain Amendment dated as of February 9, 1995 and that certain Amendment dated June 14, 1996 (as so amended, the "Amended Subsidiary Security Agreement"), executed by the Subsidiaries and the Agent;

          6. Financing Statements (herein so called) on Form UCC-1, naming the Agent as secured party and the Borrower or a Subsidiary, as the case may be, as debtor, which Financing Statements have been or are to be filed in the filing offices listed on Exhibit A hereto.

The documents referred to in items 1, 2, 3, 4 and 5 above are hereinafter collectively referred to as the "Subject Documents". The documents referred to in items 2, 3 and 5 are sometimes referred to collectively as the "Collateral Documents". Unless otherwise indicated, references in this opinion to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Texas.

     In rendering the opinions expressed below, we have also examined the originals or conformed copies of such corporate records, agreements, bylaws, and instruments of the Borrower and the Subsidiaries, certificates of public officials and of officers of such Persons, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

     Based upon the foregoing and subject to the qualifications and limitations as set forth herein, we are of the opinion that:

          l. Each of the Borrower and the Subsidiaries (a) is a corporation validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (b) is duly qualified to transact business as a foreign corporation in the jurisdictions set forth on Exhibit B hereto, which, to our knowledge, are all jurisdictions where the nature of the business conducted by the Borrower or such Subsidiary makes such qualification necessary, except where a failure to be so qualified would not have a Material Adverse Effect.

          2. The execution and delivery by the Borrower of the Subject Documents to which it is a party, and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not;

                   (a)  require the consent of the shareholders of the Borrower;

                   (b) conflict with the certificates of incorporation or bylaws of the Borrower, or violate any applicable law, rule, or regulation, or, to our knowledge, any order, writ, judgment, injunction, decree, or award binding on the Borrower;

                   (c) to our knowledge, result in or require the creation or imposition of any Lien upon any of the assets of the Borrower pursuant to the provisions of any indenture, agreement, or instrument binding upon the Borrower and identified by the Borrower as being material to the business or financial condition of the Borrower and the Subsidiaries taken as a whole; or

                   (d) to our knowledge, constitute a default under any indenture, agreement, or instrument binding upon the Borrower and identified by the Borrower as being material to the business or financial condition of the Borrower and the Subsidiaries taken as a whole.

         3. The Subject Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4. The execution and delivery by each Subsidiary of the Amended Subsidiary Guaranty and the Amended Subsidiary Security Agreement, and the performance by each Subsidiary of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Subsidiary and will not;

                   (a) require the consent of the shareholders of such Subsidiary;

                   (b) conflict with the certificates of incorporation or bylaws of such Subsidiary, or violate any applicable law, rule, or regulation, or, to our knowledge, any order, writ, judgment, injunction, decree, or award binding on such Subsidiary;

                   (c) to our knowledge, result in or require the creation or imposition of any Lien upon any of the assets of such Subsidiary pursuant to the provisions of any indenture, agreement, or instrument binding upon such Subsidiary and identified by such Subsidiary as being material to the business or financial condition of the Borrower and the Subsidiaries taken as a whole; or

                   (d) to our knowledge, constitute a default under any indenture (including, without limitation, the 1996 Indenture and the 1995 Indenture), agreement, or instrument binding upon such Subsidiary and identified by such Subsidiary as being material to the business or financial condition of the Borrower and the Subsidiaries taken as a whole.

         5. The Amended Subsidiary Guaranty and the Amended Subsidiary Security Agreement have been duly executed and delivered by each such Subsidiary and constitute the legal, valid, and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms.

         6. To our knowledge, there is no litigation or proceeding against the Borrower or the Subsidiaries, which, if adversely determined, would have a Material Adverse Effect.

         7. No authorization, consent, approval, adjudication, or order of any governmental authority which has not been obtained is required in connection with the execution, delivery, and performance by the Borrower or any Subsidiary of the Subject Documents to which it is a party or in connection with the payment by the Borrower of the Obligations or the payment by any Subsidiary of the Maximum Amount (as defined in the Amended Subsidiary Guaranty).

         8. The provisions of the Amended Pledge Agreement are sufficient to create in favor of the Agent, for the benefit of the Lenders, a valid security interest in all of the Borrower's right, title and interest in and to the Pledged Stock (as defined in the Amended Pledge Agreement), and so long as the Pledged Stock is in the possession of the Agent, the Agent has a fully perfected security interest in all of the Borrower's right, title and interest in and to the Pledged Stock as collateral security for the Secured Obligations, except as follows:
         (i) in the case of the issuance of additional shares or other distributions in respect of the Pledged Stock or additional instruments (as such term is defined in Article 9 of the UCC), the security interests of the Agent therein will be perfected only if possession thereof is obtained in accordance with the provisions of the Amended Pledge Agreement, and (ii) in the case of non-identifiable cash proceeds, continuation of perfection of the Agent's security interest therein is limited to the extent set forth in Section 9.306 of the UCC. Assuming that the Agent has no notice at the time of taking possession thereof of any adverse claims to the Pledged Stock referred to therein, and assuming none of the shares of Pledged Stock are also represented by one or more certificates not duly cancelled and in the possession of the issuer, the security interest created by the Amended Pledge Agreement in all of the Borrower's right, title, and interest in the presently issued and outstanding Pledged Stock referred to therein is subject to no equal or prior Lien, except for Liens permitted by
         Section 6.19 of the Credit Agreement.

         9. The provisions of the Amended Security Agreement and the Amended Subsidiary Security Agreement (collectively, the "Security Agreements") are sufficient to create in favor of the Agent, for the benefit of the Lenders, a security interest in all of the right, title and interest of the Borrower or the Subsidiaries, as the case may be, in those items and types of Collateral described in the respective Security Agreements in which a security interest may be created under
         Article 9 of the UCC. The Financing Statements have been duly executed by the Borrower or a Subsidiary, as the case may be, and are in proper form under the UCC for filing in the appropriate filing offices indicated on Exhibit A hereto. The description of the Collateral set forth in the Financing Statements is sufficient to perfect a security interest created by the relevant Security Agreement in all right, title and interest of the Borrower or the Subsidiaries, as the case may be, in those items and types of Collateral described in the respective Security Agreements in which a security interest may be perfected by the filing of a financing statement under the UCC, except as follows:

                   (i) in the case of instruments (as such term is defined in Article 9 of the UCC) not constituting part of chattel paper (as such term is defined in the UCC), or in the case of the issuance of additional shares or other distributions of additional instruments in respect of any capital stock, the security interests of the Agent, for the benefit of the Lenders, therein cannot be perfected by the filing of the Financing Statements, but will be perfected if possession thereof is obtained in accordance with the provisions of the relevant Security Agreement;

              (ii) in the case of motor vehicles for which certificates of title have been issued and for which the exclusive manner of perfecting a security interest is by noting the Agent's security interest on the certificate of title in accordance with applicable law, the Agent's security interest therein cannot be perfected by the filing of the Financing Statements but will be perfected if the Agent's security interest is so noted;

              (iii) in the case of registered trademarks, trade names, patents, and copyrights, perfection of the security interest therein must be made by appropriate filing in the United States Patent and Trademark Office or the United States Copyright Office; and

              (iv) in the case of all Collateral, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph;

              (v) in the case of property which becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

              (vi) removal of equipment, inventory, or documents (as such terms are defined in the UCC) included in the Collateral from the applicable jurisdiction may result in the lapse of perfection of the security interest of the Agent.

     We call to your attention that the perfection of the security interests created by the Security Agreements will be terminated (i) as to any Collateral acquired by the Borrower or either Subsidiary, as the case may be, more than four months after the Borrower or such Subsidiary, as the case may be, changes its name, identity, or corporate structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of the Borrower or such Subsidiary, as the case may be, are properly filed before the expiration of such four months, and (ii) as to any Collateral consisting of accounts and general intangibles (both as defined in the UCC), four months after the Borrower or either Subsidiary, as the case may be, changes its chief executive office to a new jurisdiction outside of its current state (or, if earlier, when perfection under the laws of Texas would have ceased as set forth in subparagraph (ii) above), unless such security interests are perfected in such new jurisdiction before that termination.

     The foregoing opinions are subject to the following assumptions, limitations, and qualifications:

         A. We have assumed (i) the genuineness of all signatures of, and, except with respect to the Borrower and the Subsidiaries, the authority of, persons signing the documents referred to in the opinions expressed herein on behalf of parties thereto, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, (iv) the due authorization, execution, and delivery of the Subject Documents by the parties thereto other than the Borrower and the Subsidiaries and the enforceability of the Subject Documents against such other parties, (v) that all documents, books, and records made available to us by the Borrower and the Subsidiaries are accurate and complete, (vi) that all information contained in all documents reviewed by this firm is true and correct,
         (vii) that the laws of any jurisdiction other than Texas that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document; and (viii) that value will be given by the Lenders to the Borrower under the Subject Documents.

         B. We have additionally assumed that (i) every usury savings clause contained in the Subject Documents will be complied with by the Lenders, (ii) no fees, sums or other benefits, direct or indirect, including any compensating balance requirements or fees in lieu thereof, have been paid to or received by or are, or may be payable to or receivable by, the Lenders, except as set forth in the Subject Documents, (iii) any expenses reimbursable to the Lenders in connection with the Subject Documents have been and will be limited to the actual costs incurred and paid to third parties or have been and will be for services rendered separate and apart from the lending of money, and (iv) the Borrower and the Subsidiaries have rights in their respective personal property encumbered by the Subject Documents.

         C. The opinions expressed herein are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America (collectively referred to as the "Included Laws"). You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon the unofficial compilation thereof contained in the Prentice-Hall Legal & Financial Services DELAWARE
         LAWS ANNOTATED at _______________________, 1996.

         D. We note that the Subject Documents provide that they are to be governed by the laws of states other than the State of Texas. While we express no opinion with respect to the laws of such other states (except the General Corporation Law of the State of Delaware), we have assumed, with your consent, and without any independent investigation, that the applicable internal laws of such other states are the same as the applicable internal laws of the State of Texas.

         E. The opinions expressed above regarding the enforceability of the Subject Documents are subject to: (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, and other similar laws affecting the enforcement of creditors' rights generally or the collection of debtors' obligations generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
         (iii) standards of commercial reasonableness and good faith; and (iv) other applicable laws, rules, regulations, court decisions, and constitutional requirements in and of the State of Texas, the State of Delaware, or the United States of America, limiting or affecting the exercise of remedies under the Subject Documents; provided that any limitations imposed by such other applicable laws, rules, regulations, court decisions, and constitutional requirements will not in our opinion, materially interfere with the practical realization by the Lenders of the rights and benefits intended to be conferred on them by the Subject Documents, though such limitations may result in a delay of such practical realization (and we express no opinion with respect to the economic consequences, if any, of any such delays).

         F. We express no opinion with respect to: (i) the enforceability of provisions in the Subject Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of jury trials, or waivers of benefits of appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; (ii) the lawfulness or enforceability of exculpation clauses, confession of judgment clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to those expressed in the foregoing clause (i) and this clause (ii), insofar as any of the foregoing are contained in the Subject Documents; (iii) the enforceability of any provision contained in any of the Subject Documents permitting the Agent to exercise voting or corporate rights with respect to the Pledged Stock (as defined in the Collateral Documents and herein so called) or other equity interests prior to the Agent's foreclosing on the Pledged Stock or such other equity interests; (iv) title to any property encumbered by the Subject Documents (however, for purposes of rendering the opinions in Paragraphs 8 and 9 above, we have assumed that the Borrower and the Subsidiaries have rights, titles, and interests in the Collateral);
         (v) except as expressly set forth herein, the perfection or priority of any security interest or lien created by the Collateral Documents;
         (vi) the lawfulness under Texas usury laws of the rate or amount of interest contracted to be paid pursuant to the Notes; (vii) the applicability of federal or state securities or "blue sky" laws with respect to the transactions contemplated by the Subject Documents;
         (viii) the ability of the Agent to obtain the appointment of a receiver for any of the Collateral other than in accordance with the provisions of TEX. CIV. PRAC. & REM. CODE ANN.
         Section 64.001 (Vernon 1986); (ix) the ability of the Agent or the Lenders to be indemnified (and the rights of contribution thereunder) for liabilities resulting from or based upon the Agent's or any Lender's negligence or violation of federal or state laws or public policy related thereto; or (ix) the Communications Act of 1934, as amended, the rules and regulations of the Federal Communications Commission or of any state or local public utility commission or similar authority, or any proceedings pending before the Federal Communications Commission or any such state or local public utility commission or similar authority.

         G. In connection with the opinions expressed above, we wish to point out that provisions of certain of the Subject Documents which permit any party thereto to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

         H. With respect to the opinions expressed in Paragraphs 8 and 9 above, we express no opinion concerning the validity, enforceability or attachment of any Lien purportedly granted by the Collateral Documents in the following (and we call your attention to the fact that the Lenders' security interest in certain of such Collateral may not be perfected by filing financing statements under the UCC): (i) causes of action; (ii) any Collateral subject to the jurisdiction of a regulatory body or agency whose consent is required before such property may be subject to any Lien; (iii) letters of credit; (iv) accounts receivable to the extent that they are subject to the Federal Assignment of Claims Act; (v) personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the Collateral may be located; (vi) any Collateral that consists or will consist of real estate (including a lease or rents thereunder), consumer goods, farm products, timber, minerals, and the like (including oil and gas) or accounts resulting from the sale thereof, or goods or items which are subject to (a) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect such security interest (including, without limitation, Liens), (b) a certificate of title statute of any jurisdiction; or (vii) any interest in or claim in or under any policy of insurance or unearned premium, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained by the Borrower or a Subsidiary with respect to equipment and inventory as required by and in compliance with the relevant Security Agreement.

          I. Whenever an opinion herein is qualified by the phrase "to our knowledge," our examination has been limited to (i) our review of the representations and warranties made by the Borrower and the Subsidiaries in the Subject Documents, certain corporate records of the Borrower and the Subsidiaries, and a certificate of certain officers of the Borrower and the Subsidiaries with respect to the matters contained in such opinion, and (ii) discussions with the officers and representatives of the Borrower and the Subsidiaries with respect to the matters contained in such opinion, and, except for such examination, we have made no independent investigations as to the accuracy or completeness of any representations, warranties, data, or other information, written or oral, made or furnished to us by the Borrower or the Subsidiaries. Furthermore, when used in this opinion "to our knowledge," and similar phrases do not include constructive knowledge or inquiry knowledge, and are limited to the conscious awareness of facts and information by lawyers in our Dallas office who have had active involvement in rendering legal services in connection with the transactions contemplated by the Subject Documents. You are advised that our engagement by the Borrower and the Subsidiaries has been limited to specific matters about which we have been consulted; consequently, there may exist matters of a legal nature involving the Borrower and the Subsidiaries about which we have not advised or represented the Borrower or the Subsidiaries and of which we have no knowledge.

          J. In connection with the opinion expressed in PARAGRAPH 1 as it relates to the good standing of any Subsidiary incorporated in Massachusetts, we wish to point out that we have relied upon a current Certificate of Existence issued by the Secretary of The Commonwealth of Massachusetts which verifies that such company has legal existence and is in good standing with such office; however such good standing certificate does not specifically address the status of payment of franchise taxes by such company in such jurisdiction.

          K. This opinion speaks as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Borrower or any other Person, or any other circumstance.

     This letter is furnished solely for your benefit in connection with the transactions referred to in the Subject Documents and may not, without our permission, be circulated to, or relied upon by, any other Person, except your assignees and participants, bank supervisory authorities, and your auditors and attorneys, or as required by law or order of a court or other legal process.

                             Very truly yours,

                             By:

                                    EXHIBIT "B-2"
                            FORM OF OPINION OF FCC COUNSEL


                                                 June 14, 1996


The Lenders Parties to
  the Credit Agreement Described Below
c/o The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670

Gentlemen:

    We are special communications counsel for ProNet Inc., a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Second Amended and Restated Credit Agreement dated as of June 14, 1996 (the "Agreement") among the Borrower, The First National Bank of Chicago, as Agent, and the Lenders named therein. We have also acted as special communications counsel for Contact Communications, Inc., Contact Communications of Massachusetts, Inc., Contact Communications of Pennsylvania, Inc., Professional Communications Systems, Inc., The Message Express, Inc., Beepers To Go, Inc. and Contact Communications Inc. [OTHERS?] (together, the "Subsidiaries") as to certain matters, but do not represent any other subsidiaries or Affiliates of the Borrower. All capitalized terms used in this opinion and not defined otherwise herein shall have the meanings attributed to them in the Agreement.

    We have examined the Agreement, the Notes, the Pledge Agreement, as amended by the Amendment thereto dated as of February 9, 1995 and the Amendment thereto dated June 14, 1996, the Security Agreement, as amended by the Amendment thereto dated as of February 9, 1995 and the Amendment thereto dated June 14, 1996, the Subsidiary Security Agreement, as amended by the Amendment thereto dated as of February 9, 1995 and the Amendment thereto dated June 14, 1996, and the Subsidiary Guaranty, as amended by the Amendment thereto dated as of February 9, 1995 and the Amendment thereto dated June 14, 1996 (collectively, the "Loan Documents") and such other matters of fact and law which we deem necessary in order to render this opinion. Our opinion is limited to the provisions of the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq. (the "Communications Act"), and we express no opinion and assume no responsibility as to the applicability of any other laws. No opinion is rendered with respect to any supplement, amendment or revision to any of the Loan Documents, or with respect to any facts or circumstances, or enactment of new laws, rules or regulations or amendments to existing laws, rules or regulations, occurring subsequent to the date of this opinion.

For the purposes of rendering this opinion, we have also examined such certificates and records of the Federal Communications Commission (the "FCC") and such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, we have assumed, without independent examination or verification, (i) the genuineness of the signatures and authority of persons signing all documents in connection with which this opinion is rendered, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (iv) the power and authority of the Borrower, the Agent and other signatories to enter into and perform their respective obligations under the Loan Documents.

    In addition, as to matters of fact only, we have relied, to the extent we deem such reliance proper, upon certificates and statements, as applicable, of certain representatives of the Borrower, as well as statements of certain public officials, as to which we have made no independent investigation. We have also relied upon records routinely available for public inspection at the FCC. Furthermore, we have assumed the completeness of the public files maintained by the FCC and the accuracy and authenticity of all documents contained therein; provided, however, that we have no reason to believe that any of the public files we examined in rendering this opinion are inaccurate or incomplete.

    In rendering this opinion, we have not conducted an independent field inspection or other technical or engineering evaluation of the plant and facilities that have been constructed or are operating pursuant to the FCC licenses of the Borrower or the Subsidiaries. Such a field inspection or technical or engineering evaluation is beyond the scope of our representation of the Borrower. Accordingly, we express no opinion with respect to matters about which we would not know without conducting such a field inspection or evaluation.

    Based upon the foregoing, it is our opinion that:

    1. The execution and delivery of the Loan Documents by the Borrower and the Subsidiaries, and the performance by the Borrower and the Subsidiaries of their respective obligations arising under the Loan Documents will not violate the Communications Act or any law, rule, regulation, or order of the FCC.

    2. The execution and delivery of the Loan Documents do not constitute the transfer, assignment or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license issued as of this date by the FCC to the Borrower or the Subsidiaries, or the transfer of control of the Borrower or any Subsidiary, within the meaning of Section 310(d) of the Communications Act.

    3. Based solely upon our review of the records actually available for public inspection at the FCC and our inquiry to representatives of the Borrower, there is no

FCC proceeding pending or threatened against the Borrower or any Subsidiary which, if adversely determined, would have a Material Adverse Effect.

    4. No approval, authorization, consent, adjudication or order of the FCC is required to be obtained by the Borrower or any Subsidiary in connection with (a) the execution and delivery of the Loan Documents, (b) the borrowings under the Agreement, (c) the pledge of any of the Collateral, (d) the payment or performance by the Borrower of the Obligations under the Loan Documents or (e) the payment or performance by any Subsidiary of its obligations under the Loan Documents.

    5. In rendering this opinion, we call your attention to, and qualify our opinion in view of, the following:

         (a) Under the Communications Act, the sale or other disposition of the Collateral (as such term is defined in the Pledge Agreement, the Security Agreement or the Subsidiary Security Agreement, as the case may be) and the exercise of certain other rights and remedies conferred upon you by the Loan Documents, or by applicable law might constitute an assignment, or transfer of control of the holder, of an FCC license, authorization or permit requiring for its consummation the prior consent of the FCC, either by order or public notice, granted upon an appropriate application therefor.

         (b) You have not requested us to express any opinion, and we express none, as to the creation or perfection of security interests in FCC licenses, permits and authorizations. To the extent that any provision of the Loan Documents contemplates the creation of a direct security interest in any FCC license, the FCC has prohibited such interest and, accordingly, any such provision would probably constitute a violation of the Communications Act and the FCC's rules, regulations or policies and thus be unenforceable.

         This opinion may be relied upon only by the Agent, the Lenders, the Participants, and the Purchasers and their respective successors and assigns and only in connection with the transactions contemplated by the Loan Documents.

                             Very truly yours,

                             Gurman, Kurtis, Blask & Freedman, Chartered

                             By:
                                  Jerome K. Blask

                                     EXHIBIT "C"
                                COMPLIANCE CERTIFICATE

To: The Lenders parties to the
    Credit Agreement Described Below

    This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the Lenders party thereto and The First National Bank of Chicago, as Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

    THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.   I am the duly elected __________________________ of the Borrower;

        2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement and the determination of the Applicable Margin, all of which data and computations are true, complete and correct.

    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:




    The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ________________, 19__.

                         SCHEDULE I TO COMPLIANCE CERTIFICATE
                 Schedule of Compliance as of                   with
                 Provisions of Sections 6.4.1, 6.4.2, 6.4.3, 6.4.4 of
                  the Agreement and Calculation of Excess Cash Flow

ANNUALIZED
OPERATING CASH FLOW

                                  FISCAL QUARTER
                                  ENDING _______________

    i.     Pre-tax income or (loss)

    ii.    Interest Expense

    iii.   Depreciation expense

    iv.    Amortization expense

    v.     Non-cash expenses
           (to the extent deducted in
           calculation of pre-tax income)

    vi.   Extraordinary losses or losses
          on sales of assets (to the extent
          deducted in pre-tax operations
          and non-operating income)

          Total of (i) through (vi)

    viii. (Less) Extraordinary income or
          gains on sales of assets and any
          non-operating income included in
          calculation of pre-tax income or loss

OPERATING CASH FLOW

ANNUALIZED OPERATING CASH FLOW                                        $

6.4.1.  TOTAL LEVERAGE RATIO

  i.      Indebtedness (including Subordinated Indebtedness other
          than any portion of the principal of the 1996 Senior
          Subordinated Indebtedness held in the Teletouch Escrow)
          outstanding on Computation Date                             $

  ii.     Annualized Operating Cash Flow on Computation Date          $


TOTAL LEVERAGE RATIO (RATIO OF (i) TO (ii))                           :   1.0
                                                                  -----------
                                                     REQUIRED:           :   1.0
                                                             -------------------

                   NOTE:  ALSO USED TO DETERMINE APPLICABLE MARGIN.

6.4.2  FIXED CHARGE COVERAGE RATIO

  i.      Annualized Operating Cash Flow on Computation Date,         $
          minus Capital Expenditures made during the previous four fiscal quarters ending on the Computation Date
          (other than Capital Expenditures made with Net Cash
          Proceeds of an Equity Issuance and included in the calculation of the Reduction Amount in respect of such Equity Issuance), minus federal and state income taxes paid by the Borrower and Subsidiaries for the previous four fiscal quarters ending on the Computation Date

  ii. a.  Scheduled principal payments on Indebtedness                $
          (other than Capitalized Lease Obligations) for the previous four fiscal quarters ending on the Computation Date

      b.  Interest Expense the previous four fiscal quarters     +    $
          ending on the Computation Date

iii.     Total (Sum of ii(a) and (b))                                 $

FIXED CHARGE COVERAGE RATIO (RATIO OF (i) TO (iii))                      :   1.0
                                                   -----------------------------
                                                     REQUIRED:           :   1.0
                                                              ------------------

6.4.3.  PRO FORMA DEBT SERVICE RATIO

    i.    Annualized Operating Cash Flow on the                       $
          Computation Date

   ii. a. Pro Forma Interest Expense for the four                     $
          consecutive fiscal quarters ending after the Computation Date

       b. Scheduled principal payments on                             $
          Indebtedness for the four fiscal
          quarters ending after the Computation
          Date

  iii.    Total (sum of ii(a) and (b))                                $

PRO FORMA DEBT SERVICE RATIO (RATIO OF (i) TO (iii))                     :   1.0
                                                      --------------------------
                                                     REQUIRED:           :   1.0
                                                              ------------------

6.4.4    SENIOR LEVERAGE RATIO

    i.    Indebtedness (excluding Subordinated Indebtedness)
          outstanding on Computation Date                             $

   ii.    Annualized Operating Cash Flow on Computation Date          $


SENIOR LEVERAGE RATIO (RATIO OF (i) TO (ii))                         :   1.0
                                                                --------------
                                                     REQUIRED:           :   1.0
                                                              ------------------

EXCESS CASH FLOW RECAPTURE

                                                           Four Quarters Ending

    i.    Operating Cash Flow on the Computation Date                 $

   ii.    Voluntary and mandatory principal payments
          made on Advances and scheduled principal
          payments made on other Indebtedness                         $

  iii.    Net increases (decreases) in working capital
          (excluding cash and the current portion of
          long-term Indebtedness)                                     $

   iv.    Capital Expenditures                                        $

    v.    Interest Expense                                            $

   vi.    Federal and state income taxes paid                         $

  vii.    Total of (ii) through (vi)                                  $

 viii.    Difference between (i) and (vii)                            $

   ix.    Excess Cash Flow Recapture (50% of (viii))                  $

                                     EXHIBIT "D"
                                 ASSIGNMENT AGREEMENT


    This Assignment Agreement (this "Assignment Agreement") between ________________________ (the "Assignor") and _______________________ (the
"Assignee") is dated as of ___________________, ____. The parties hereto agree as follows:

    1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


    2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Transaction Documents. The aggregate Commitments (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder are set forth in Item 4 of Schedule 1.


    3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Transaction Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Transaction Documents with respect to the rights and obligations assigned to the Assignee hereunder.

    4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or
(b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

    5.   FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if
each interest rate was     of 1%  less than the interest rate paid by the
Borrower or if the commitment fee was     of 1% less than the commitment fee
paid by the Borrower, as applicable.  In addition, the Assignee agrees to pay
% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.


    6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Transaction Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Transaction Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Transaction Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Transaction Documents.


    7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Transaction Documents will not be "plan assets" under ERISA, and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes.**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.


    8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


    9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Transaction Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Transaction Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.


    10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Facility A Commitment or the Aggregate Facility B Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Facility A Commitment or Aggregate Facility B Commitment, as the case may be.

    11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.


    12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.


    13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


    IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                        [NAME OF ASSIGNOR]

                        By:

                        Title:
                              ----------------------------------

----------------------------------------------------------------


                        [NAME OF ASSIGNEE]

                        By:

                        Title:

                                 SCHEDULE 1
                          to Assignment Agreement


1. Description and Date of Credit Agreement: Second Amended and Restated Credit Agreement dated as of June 14, 1996 [as amended] among ProNet Inc., the Lenders party thereto and The First National Bank of Chicago, as Agent.

2.  Date of Assignment Agreement: __________________, 19

3.  Amounts (As of Date of Item 2 above):

    a.   Total of Commitments
         (Loans)* under
         Credit Agreement                       ___________

         (i)    Aggregate Facility A
                Commitment                                         $

         (ii)   Aggregate Facility B
                Commitment                                         $

         (iii)  Aggregate Commitment                               $

    b.   Assignee's Percentage
         of each of the Commitments
         purchased under the
         Assignment Agreement**                            %

    c.   Amount of Assigned Share in
         each of the Commitments
         purchased under the
         Assignment Agreement                   __________

         Amount of Assigned Share of
         Facility A Loans:                      $

         Amount of Assigned Share of
         Facility B Loans:                      $

              Total:                                               $

4.  Assignee's*  Commitment Amount
    Purchased Hereunder:                        __________

         Facility A Commitment:                                    $

         Facility B Commitment:                                    $

              Total:                                               $

5.  Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]                [NAME OF ASSIGNEE]

By:                               By:
Title:                            Title:




 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**  Percentage taken to 10 decimal places

              Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT
       Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                 EXHIBIT "I"
                          to Assignment Agreement
                            NOTICE OF ASSIGNMENT

                                                             , 19

To: [PRONET INC.]*



    [NAME OF AGENT]




From:    [NAME OF ASSIGNOR] (the "Assignor")

    [NAME OF ASSIGNEE] (the "Assignee")


    1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

    2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section 12.3.2 of the Credit Agreement.

    3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from the Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

    4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the
Assignee.   At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

    5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 12.3.2 of the Credit Agreement.

    6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from the Borrower upon its receipt of new Notes in the appropriate amounts.

    7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

    8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Transaction Documents will not be "plan assets" under ERISA.

    9. The Assignee authorizes the Agent to act as its agent under the Transaction Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Transaction Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                  NAME OF ASSIGNEE

By:                               By:

Title:                            Title:

ACKNOWLEDGED [AND CONSENTED TO]   ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                BY [PRONET INC.]

By:                               By:

Title:                            Title:

             [Attach photocopy of Schedule 1 to Assignment]

                                     EXHIBIT "E"
                    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To: The First National Bank of Chicago,
    as Agent (the "Agent") under the Credit Agreement Described Below.

Re: Second Amended and Restated Credit Agreement, dated as of June 14, 1996 (as the same may be amended or modified, the "Agreement"), among ProNet Inc. (the "Borrower"), the Lenders party thereto and The First National Bank of Chicago, as Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

    The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Agreement.

Facility Identification Number(s)


Customer/Account Name


Transfer Funds To



For Account No.                                  ---------------------

Reference/Attention To


Authorized Officer (Customer Representative)     Date


(Please Print)                              Signature

Bank Officer Name                           Date



(Please Print)                              Signature
      (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                     EXHIBIT "F"
                         SECOND AMENDMENT TO PLEDGE AGREEMENT

    THIS SECOND AMENDMENT TO PLEDGE AGREEMENT (this "Amendment") is entered into as of the 14th day of June, 1996 by and between ProNet Inc. (the "Borrower") and The First National Bank of Chicago, as agent (the "Agent") for the Lenders (as hereinafter defined).

                                W I T N E S S E T H :

    WHEREAS, the Borrower has entered into an Amended and Restated Credit Agreement, dated as of February 9, 1995, as amended prior to the date hereof (as so amended, the "Existing Credit Agreement"), with the lenders named therein (collectively called the "Existing Lenders"), and the Agent;

    WHEREAS, pursuant to the Existing Credit Agreement, the Borrower executed a Pledge Agreement dated as of June 30, 1994, as amended as of February 9, 1995 (the "Existing Pledge Agreement") in favor of the Agent;

    WHEREAS, the Borrower, certain of the Existing Lenders, certain additional Lenders and the Agent have entered into a Second Amended and Restated Credit Agreement of even date herewith (as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"); and

    WHEREAS, the execution and delivery of this Amendment is a condition precedent to the effectiveness of the Credit Agreement;

    NOW, THEREFORE, for and in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Pledge Agreement, as amended hereby.

    2. AMENDMENT TO EXISTING PLEDGE AGREEMENT. The first recital to the Existing Pledge Agreement is hereby amended to read in its entirety as follows:

         "WHEREAS, the Borrower has entered into a Credit Agreement, dated as of June 30, 1994, as amended by that certain Amendment No. 1 dated as of September 27, 1994, and as amended and restated by that certain Amended and Restated Credit Agreement dated as of February 9, 1995 (as from time to time amended) and as further amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as so amended and restated and as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"), with the lenders named therein
    (said Lenders, together with their respective successors and assigns, collectively called the "Lenders") and the Agent;"


    3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent to enter into this Amendment, the Borrower represents and warrants that:

         3.1. The representations and warranties set forth in Section 4 of the Existing Pledge Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof, except as such representations and warranties by their terms are made solely as of a prior date. There exists no Default on the date hereof.

         3.2. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Existing Pledge Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

    4.   MISCELLANEOUS.

         4.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         4.2. EXPENSES. The Borrower agrees to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished in connection herewith.

         4.3. SUCCESSORS. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns.

         4.4. CONFIRMATION OF THE EXISTING PLEDGE AGREEMENT. The Existing Pledge Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         4.5. REFERENCE TO THE AGREEMENT. Each reference in the Existing Pledge Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Existing Pledge Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall, except where the context otherwise requires, be deemed a reference to the Existing Pledge Agreement, amended hereby.

         4.6. COUNTERPARTS: EFFECTIVE DATE. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective as of the Restructuring Date when it has been executed by the Borrower and the Agent.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                             PRONET INC.

                             By:
                                  -----------------------------
                                  Jan Gaulding
                                  Senior Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Agent

                             By:
                                  -----------------------------
                                  C. Mark Hedrick
                                  Vice President

                                   EXHIBIT "G"
                      SECOND AMENDMENT TO SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is entered into as of June 14, 1996 by and between ProNet Inc. (the "Borrower") and The First National Bank of Chicago, as Agent (the "Agent") for the Lenders (as hereinafter defined).

                              W I T N E S S E T H :

    WHEREAS, the Borrower has entered into an Amended and Restated Credit Agreement, dated as of February 9, 1995, as amended prior to the date hereof (as the same may be amended or modified and in effect from time to time, the "Existing Credit Agreement"), with the lenders named therein (collectively called the "Existing Lenders") and Agent;

    WHEREAS, pursuant to the Existing Credit Agreement, the Borrower executed a Security Agreement dated as of June 30, 1994, as amended as of February 9, 1995 (the "Existing Security Agreement") in favor of the Agent;

    WHEREAS, the Borrower, certain of the Existing Lenders, certain additional Lenders and the Agent have entered into a Second Amended and Restated Credit Agreement of even date herewith (as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"); and

    WHEREAS, the execution and delivery of this Amendment is a condition precedent to the effectiveness of the Credit Agreement;

    NOW, THEREFORE, for and in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Security Agreement, as amended hereby.

    2.   AMENDMENTS TO EXISTING SECURITY AGREEMENT.

    2.1. The first recital to the Existing Security Agreement is hereby amended to read in its entirety as follows:

         "WHEREAS, the Borrower has entered into a Credit Agreement, dated as of June 30, 1994, as amended by that certain Amendment No. 1 dated as of September 27, 1994, and as amended and restated by that certain Amended and Restated Credit Agreement dated as of February 9, 1995 (as from time to time amended) and as further amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as so amended and restated and as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"), with the lenders named therein (said Lenders, together with their respective successors and assigns, collectively called the "Lenders") and the Agent;"

    2.2. Exhibit "A" to the Existing Security Agreement is hereby amended to read in its entirety in the form of Schedule I hereto.

    3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent to enter into this Amendment, the Borrower represents and warrants that:

         3.1. The representations and warranties set forth in Section 3 of the Existing Security Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof, except as such representations and warranties by their terms are made solely as of a prior date. There exists no Default on the date hereof.

         3.2. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Existing Security Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

    4.   MISCELLANEOUS.

         4.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         4.2. EXPENSES. The Borrower agrees to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished in connection herewith.

         4.3. SUCCESSORS. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns.

         4.4. CONFIRMATION OF THE EXISTING SECURITY AGREEMENT. The Existing Security Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         4.5. REFERENCE TO THE AGREEMENT. Each reference in the Existing Security Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Existing Security Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall, except where the context otherwise requires, be deemed a reference to the Existing Security Agreement, amended hereby.

         4.6. COUNTERPARTS: EFFECTIVE DATE. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective as of the Restructuring Date when it has been executed by the Borrower and the Agent.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                             PRONET INC.


                             By:
                                  Jan Gaulding
                                  Senior Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO, as Agent


                             By:
                                  C. Mark Hedrick
                                  Vice President

                                      SCHEDULE I

                                     EXHIBIT "H"
                             SECOND AMENDMENT TO GUARANTY

    THIS SECOND AMENDMENT TO GUARANTY (this "Amendment") is executed as of the 14th day of June, 1996, by and between each of the Subsidiaries listed on the signature page hereof (each a "Guarantor" and collectively the "Guarantors") and The First National Bank of Chicago, as Agent (the "Agent") for the Lenders (as hereinafter defined).

                                W I T N E S S E T H :

    WHEREAS, ProNet Inc. (the "Borrower"), entered into that certain Amended and Restated Credit Agreement dated as of February 9, 1995, as amended prior to the date hereof (as so amended, the "Existing Credit Agreement"), with certain lenders party thereto (collectively, the "Existing Lenders") and the Agent;

    WHEREAS, pursuant to the Existing Credit Agreement, the Guarantors executed a Guaranty dated as of June 30, 1994, as amended or supplemented prior to the date hereof (as so amended, the "Existing Subsidiary Guaranty"), in favor of the Agent;

    WHEREAS, the Borrower, certain of the Existing Lenders, certain additional Lenders, and the Agent have entered into a Second Amended and Restated Credit Agreement of even date herewith (as the same may be further amended or modified and in effect from time to time, the "Credit Agreement); and

    WHEREAS, execution and delivery of this Amendment is a condition precedent to the effectiveness of the Credit Agreement;

    WHEREAS, certain of the proceeds of the Advances made to the Borrower under the Credit Agreement will be advanced to the Guarantors, and thus, the Obligations are being incurred for and will inure to the benefit of the Guarantors (which benefits are hereby acknowledged);

    WHEREAS, in consideration of the benefits that inure to the Guarantors, and in order to induce the Lenders to make Advances under the Credit Agreement to the Borrower, the Guarantors desire to enter into this Amendment;

    NOW, THEREFORE, for and in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Subsidiary Guaranty, as amended hereby.

    2.   AMENDMENTS TO EXISTING SUBSIDIARY GUARANTY.

         2.1. The first recital to the Existing Subsidiary Guaranty is hereby amended to read in its entirety as follows:

         "WHEREAS, ProNet Inc. (the "Borrower") has entered into a Credit Agreement, dated as of June 30, 1994, as amended by that certain Amendment No. 1 dated as of September 27, 1994, as amended and restated by that certain Amended and Restated Credit Agreement dated as of February 9, 1995 (as from time to time amended) and as further amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as so amended and restated and as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein;"

         2.2. Annex I to the Existing Subsidiary Guaranty is hereby amended to read in its entirety in the form of Schedule I hereto.

    3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent to enter into this Amendment, each Guarantor represents and warrants that:

         3.1. The representations and warranties set forth in Section 6 of the Existing Subsidiary Guaranty, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof, except as such representations and warranties by their terms are made solely as of a prior date.

         3.2. The execution and delivery by such Guarantor of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Existing Subsidiary Guaranty, as amended by this Amendment, constitute legal, valid and binding obligations of such Guarantor enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Neither the execution and delivery by such Guarantor of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or such Guarantor's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

    4.   MISCELLANEOUS.

         4.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         4.2. EXPENSES. Each Guarantor agrees to pay (to the extent not so paid by the Borrower) the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished in connection herewith.

         4.3. SUCCESSORS. This Amendment shall be binding upon and shall inure to the benefit of each Guarantor, the Lenders and the Agent and their respective successors and assigns.

         4.4. CONFIRMATION OF THE EXISTING SUBSIDIARY GUARANTY. The Existing Subsidiary Guaranty, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         4.5. REFERENCE TO THE AGREEMENT. Each reference in the Existing Subsidiary Guaranty to "this Agreement," "this Guaranty," "hereunder," "hereof," or words of like import, and each reference to the Existing Subsidiary Guaranty in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature, shall, except where the context otherwise requires, be deemed a reference to the Existing Subsidiary Guaranty, as amended hereby.

         4.6. COUNTERPARTS: EFFECTIVE DATE. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective as of the date first above written when it has been executed by each of the undersigned Guarantors and the Agent.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                   BEEPERS TO GO, INC.
                   CONTACT COMMUNICATIONS OF MASSACHUSETTS, INC. CONTACT COMMUNICATIONS OF PENNSYLVANIA, INC. CONTACT COMMUNICATIONS, INC.
                   ELECTRONIC TRACKING SYSTEMS, INC.
                   PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
                   THE MESSAGE EXPRESS, INC.
                   CONTACT COMMUNICATIONS INC.
                   METROPOLITAN HOUSTON PAGING SERVICES, INC.
                   A. G. R. ELECTRONICS, INC.
                   PRONET SUBSIDIARY, INC.


                   By:
                        -------------------------------------
                        Jan Gaulding
                        Vice President - Finance of each of the foregoing
                           corporations

                   THE FIRST NATIONAL BANK OF CHICAGO, as Agent


                   By:
                        -------------------------------------
                        C. Mark Hedrick
                        Vice President

                                   SCHEDULE I

                               Annex I to Guaranty


                 [Form of Counterpart Signature Page to Guaranty]



    By signing below, [each of] the undersigned (i) becomes a Guarantor under the Guaranty, dated as of June 30, 1994, as amended (the "Guaranty"), executed by the Guarantors party thereto in favor of The First National Bank of Chicago, as Agent, to which this signature page is attached and made a part of, (ii) makes the representations and warranties set forth in Section 6 of the Guaranty and (iii) agrees to be bound by the terms of the Guaranty.


                                  [Guarantor]


Date:                             By:
                                      -------------------------------
                                  Name:
                                  Title:


                                  [Guarantor]


Date:                             By:
                                      -------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT "I"
                      SECOND AMENDMENT TO SECURITY AGREEMENT


    THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is entered into as of June 14, 1996 by and between each of the Subsidiaries listed on the signature page hereof (each a "Grantor" and collectively the "Grantors") and The First National Bank of Chicago, as Agent (the "Agent") for the Lenders (as hereinafter defined).

                               W I T N E S S E T H :

    WHEREAS, ProNet Inc. (the "Borrower"), entered into that certain Amended and Restated Credit Agreement, dated as of February 9, 1995, as amended prior to the date hereof (as so amended, the "Existing Credit Agreement"), with certain lenders party thereto (collectively, the "Existing Lenders") and the Agent;

    WHEREAS, pursuant to the Existing Credit Agreement, the Grantors executed a Security Agreement, dated as of June 30, 1994, as amended or supplemented prior to the date hereof (as so amended, the "Existing Subsidiary Security Agreement"), in favor of the Agent;

    WHEREAS, the Borrower, certain of the Existing Lenders, certain additional Lenders, and the Agent have entered into a Second Amended and Restated Credit Agreement of even date herewith (as the same may be further amended or modified and in effect from time to time, the "Credit Agreement); and

    WHEREAS, execution and delivery of this Amendment is a condition precedent to the effectiveness of the Credit Agreement;

    WHEREAS, certain of the proceeds of the Advances made to the Borrower under the Credit Agreement will be advanced to the Grantors, and thus, the Obligations are being incurred for and will inure to the benefit of the Grantors (which benefits are hereby acknowledged);

    WHEREAS, in consideration of the benefits that inure to the Grantors, and in order to induce the Lenders to make Advances under the Credit Agreement to the Borrower, the Grantors desire to enter into this Amendment;

    NOW, THEREFORE, for and in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Subsidiary Security Agreement, as amended hereby.

    2.   AMENDMENT TO EXISTING SUBSIDIARY SECURITY AGREEMENT.

         2.1. The first recital to the Existing Subsidiary Security Agreement is hereby amended to read in its entirety as follows:

         "WHEREAS, ProNet Inc. (the "Borrower") has entered into a Credit Agreement, dated as of June 30, 1994, as amended by that certain Amendment No. 1 dated as of September 27, 1994, as amended and restated by that certain Amended and Restated Credit Agreement dated as of February 9, 1995 (as from time to time amended) and as further amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as so amended and restated and as the same may be further amended or modified and in effect from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein;"

         2.2. Exhibits "A", "B" and "C" to the Existing Subsidiary Security Agreement are hereby amended to read in their entirety in the form of Schedule I hereto.

         2.3. Annex I to the Existing Subsidiary Security Agreement is hereby amended to read in its entirety in the form of Schedule II hereto.

    3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent to enter into this Amendment, each Grantor represents and warrants that:

         3.1. The representations and warranties set forth in Section 3 of the Existing Subsidiary Security Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof, except as such representations and warranties by their terms are made solely as of a prior date.

         3.2. The execution and delivery by such Grantor of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Existing Subsidiary Security Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Grantor enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Neither the execution and delivery by such Grantor of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or such Grantor's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder.

    4.   MISCELLANEOUS.

         4.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         4.2. EXPENSES. Each Grantor agrees to pay (to the extent not so paid by the Borrower) the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished in connection herewith.

         4.3. SUCCESSORS. This Amendment shall be binding upon and shall inure to the benefit of each Grantor, the Lenders and the Agent and their respective successors and assigns.

         4.4. CONFIRMATION OF THE EXISTING SUBSIDIARY SECURITY AGREEMENT. The Existing Subsidiary Security Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         4.5. REFERENCE TO THE AGREEMENT. Each reference in the Existing Subsidiary Security Agreement to "this Agreement," "this Security Agreement," "hereunder," "hereof," or words of like import, and each reference to the Existing Subsidiary Security Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature, shall, except where the context otherwise requires, be deemed a reference to the Existing Subsidiary Security Agreement, as amended hereby.

         4.6. COUNTERPARTS: EFFECTIVE DATE. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective as of the date first above written when it has been executed by each of the undersigned Grantors and the Agent.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                   BEEPERS TO GO, INC.
                   CONTACT COMMUNICATIONS OF MASSACHUSETTS, INC. CONTACT COMMUNICATIONS OF PENNSYLVANIA, INC. CONTACT COMMUNICATIONS, INC.
                   ELECTRONIC TRACKING SYSTEMS, INC.
                   PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
                   THE MESSAGE EXPRESS, INC.
                   CONTACT COMMUNICATIONS INC.
                   METROPOLITAN HOUSTON PAGING SERVICES, INC.
                   A. G. R. ELECTRONICS, INC.
                   PRONET SUBSIDIARY, INC.

                   By:
                        -------------------------------------
                        Jan Gaulding
                        Vice President - Finance of each of the foregoing corporations


                   THE FIRST NATIONAL BANK OF CHICAGO, as Agent

                   By:
                        -------------------------------------
                        C. Mark Hedrick
                        Vice President

                                   SCHEDULE I

                                    EXHIBIT "A"

             (See Sections 3.4, 3.5, 3.6 and 4.1.6 of Security Agreement)


Chief Executive Office and Mailing Address:


Location(s) of Receivables Records (if different from Chief Executive Office above):


Locations of Inventory and Equipment:


TRADE NAME/TRADEMARKS:

                                     EXHIBIT "B"
                              List of Pledged Securities
                       (See Section 3.11 of Security Agreement)


                                     A.  STOCKS:

ISSUER                  CERTIFICATE NUMBER                 NUMBER OF SHARES
---------------------------------------------------------------------------



                                      B.  BONDS:

ISSUER        NUMBER         FACE AMOUNT    COUPON RATE    MATURITY
---------------------------------------------------------------------------



                              C.  GOVERNMENT SECURITIES:

ISSUER       NUMBER    TYPE      FACE AMOUNT        COUPON RATE    MATURITY
---------------------------------------------------------------------------

                                     EXHIBIT "C"
                                 List of Instruments
                       (See Section 3.8 of Security Agreement)

                                     SCHEDULE II


                             Annex I to Security Agreement


              [Form of Counterpart Signature Page to Security Agreement]


    By signing below, [each of] of the undersigned (i) becomes a Grantor under the Security Agreement, dated as of June 30, 1994, as amended (the "Security Agreement"), between the Grantors party thereto and The First National Bank of Chicago, as Agent, to which this signature page is attached and made a part of,
(ii) makes the representations and warranties set forth in Section 3 of the Security Agreement and (iii) agrees to be bound by the terms of the Security Agreement.

                             [Name of Subsidiary]

                             By:
                             Name:
                             Title:


Date:

                                     SCHEDULE "1"
                          SUBSIDIARIES AND OTHER INVESTMENTS
                             (See Sections 5.8 and 6.17)


Investment       Owned     Amount of      Percent       Jurisdiction of
   In              By      Investment    Ownership       Organization
-----------------------------------------------------------------------

                                     SCHEDULE "2"
                    INDEBTEDNESS, CONTINGENT OBLIGATIONS AND LIENS
                       (See Sections 5.14, 6.12, 6.18 and 6.19)


                                                              Maturity
Indebtedness       Indebtedness        Property              and Amount
Incurred By           Owed To      Encumbered (If Any)      Of Indebtedness
---------------------------------------------------------------------------

                                     SCHEDULE "3"
                                      LITIGATION

                                     SCHEDULE "4"
                            PENDING TELETOUCH ACQUISITIONS

                                     $300,000,000

                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                        among


                                     PRONET INC.,


                              THE LENDERS PARTY HERETO,


                                         and


                     THE FIRST NATIONAL BANK OF CHICAGO, as Agent


                              dated as of JUNE 14, 1996

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  2.1.   Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  2.2.   Required Payments; Required Reductions of Aggregate Commitment . .   22
  2.3.   Ratable Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  2.4.   Types of Advances; Applicable Margin . . . . . . . . . . . . . . .   26
  2.5.   Commitment Fee; Reductions in Aggregate Commitment . . . . . . . .   27
  2.6.   Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . .   28
  2.7.   Optional Principal Payments. . . . . . . . . . . . . . . . . . . .   28
  2.8.   Method of Selecting Types and Interest Periods for New Advances. .   29
  2.9.   Conversion and Continuation of Outstanding Advances. . . . . . . .   29
  2.10.  Changes in Interest Rate, etc. . . . . . . . . . . . . . . . . . .   30
  2.11.  Rates Applicable After Default . . . . . . . . . . . . . . . . . .   30
  2.12.  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . .   31
  2.13.  Notes; Telephonic Notices. . . . . . . . . . . . . . . . . . . . .   31
  2.14.  Interest Payment Dates; Interest and Fee Basis . . . . . . . . . .   31
  2.15.  Notification of Advances, Interest Rates, Prepayments
           and Commitment Reductions. . . . . . . . . . . . . . . . . . . .   32
  2.16.  Lending Installations. . . . . . . . . . . . . . . . . . . . . . .   32
  2.17.  Non-Receipt of Funds by the Agent. . . . . . . . . . . . . . . . .   32
  2.18.  Withholding Tax Exemption. . . . . . . . . . . . . . . . . . . . .   32
  2.19.  Collateral Security; Further Assistance. . . . . . . . . . . . . .   33

ARTICLE III CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . .   35
  3.1.   Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . .   35
  3.2.   Changes in Capital Adequacy Regulations. . . . . . . . . . . . . .   36
  3.3.   Availability of Types of Advances. . . . . . . . . . . . . . . . .   37
  3.4.   Funding Indemnification. . . . . . . . . . . . . . . . . . . . . .   37
  3.5.   Lender Statements; Survival of Indemnity . . . . . . . . . . . . .   37

ARTICLE IV CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .   38
  4.1.   Restructuring Date and Initial Advance . . . . . . . . . . . . . .   38
  4.2.   Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE V REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .   41
  5.1.   Corporate Existence and Standing . . . . . . . . . . . . . . . . .   41
  5.2.   Authorization and Validity . . . . . . . . . . . . . . . . . . . .   41
  5.3.   No Conflict; Government Consent. . . . . . . . . . . . . . . . . .   41
  5.4.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   41
  5.5.   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . .   42
  5.6.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  5.7.   Litigation and Contingent Obligations. . . . . . . . . . . . . . .   42
  5.8.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  5.9.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  5.10.  Accuracy of Information. . . . . . . . . . . . . . . . . . . . . .   42

                                                                            PAGE
                                                                            ----
  5.11.  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  5.12.  Material Agreements. . . . . . . . . . . . . . . . . . . . . . . .   43
  5.13.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . .   43
  5.14.  Ownership of Properties. . . . . . . . . . . . . . . . . . . . . .   43
  5.15.  Investment Company Act . . . . . . . . . . . . . . . . . . . . . .   43
  5.16.  Public Utility Holding Company Act . . . . . . . . . . . . . . . .   43

ARTICLE VI COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  6.1.    Financial Reporting . . . . . . . . . . . . . . . . . . . . . . .   44
  6.2.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   46
  6.3.    Notice of Default, etc. . . . . . . . . . . . . . . . . . . . . .   46
  6.4.    Financial Ratios. . . . . . . . . . . . . . . . . . . . . . . . .   46
  6.4.2.  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . .   47
  6.4.3.  Pro Forma Debt Service Ratio. . . . . . . . . . . . . . . . . . .   47
  6.4.4.  Senior Leverage Ratio . . . . . . . . . . . . . . . . . . . . . .   47
  6.5.    Conduct of Business; Maintenance of Authorizations. . . . . . . .   48
  6.6.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  6.7.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  6.8.    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . .   48
  6.9.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . .   49
  6.10.   Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  6.11.   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  6.12.   Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  6.13.   Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  6.14.   Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . .   50
  6.15.   Sale of Accounts. . . . . . . . . . . . . . . . . . . . . . . . .   51
  6.16.   Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . . . .   51
  6.17.   Investments and Acquisitions. . . . . . . . . . . . . . . . . . .   51
  6.18.   Contingent Obligations. . . . . . . . . . . . . . . . . . . . . .   51
  6.19.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  6.20.   Shell Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .   54
  6.21.   Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
  6.22.   Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . .   54

ARTICLE VII DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . . . . . . .   58
  8.1.    Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . .   58
  8.2.    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
  8.3.    Preservation of Rights. . . . . . . . . . . . . . . . . . . . . .   59
  8.4     Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . .   59

ARTICLE IX GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .   59
  9.1.    Survival of Representations . . . . . . . . . . . . . . . . . . .   59
  9.2.    Governmental Regulation . . . . . . . . . . . . . . . . . . . . .   59
  9.3.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
  9.4.    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59


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  9.5.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .   60
  9.6.    Several Obligations; Benefits of this Agreement . . . . . . . . .   60
  9.7.    EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   60
  9.8.    Numbers of Documents. . . . . . . . . . . . . . . . . . . . . . .   61
  9.9.    Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
  9.10.   Severability of Provisions. . . . . . . . . . . . . . . . . . . .   61
  9.11.   Nonliability of Lenders . . . . . . . . . . . . . . . . . . . . .   61
  9.12.   CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . .   61
  9.13.   CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . .   61
  9.14.   WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . .   62
  9.15.   Compliance with Applicable Laws . . . . . . . . . . . . . . . . .   62
  9.16.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .   62
  9.17.   Restructuring Transactions. . . . . . . . . . . . . . . . . . . .   63

ARTICLE X THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  10.1.   Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  10.2.   Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  10.3.   General Immunity. . . . . . . . . . . . . . . . . . . . . . . . .   64
  10.4.   No Responsibility for Loans, Recitals, etc. . . . . . . . . . . .   64
  10.5.   Action on Instructions of Lenders . . . . . . . . . . . . . . . .   64
  10.6.   Employment of Agents and Counsel. . . . . . . . . . . . . . . . .   65
  10.7.   Reliance on Documents; Counsel. . . . . . . . . . . . . . . . . .   65
  10.8.   Agent's Reimbursement and Indemnification . . . . . . . . . . . .   65
  10.9.   Rights as a Lender. . . . . . . . . . . . . . . . . . . . . . . .   65
  10.10.  Lender Credit Decision. . . . . . . . . . . . . . . . . . . . . .   66
  10.11.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . .   66
  10.12.  Agent's Fee; Arranger's Fee . . . . . . . . . . . . . . . . . . .   67
  10.13.  Collateral Releases . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE XI SETOFF; RATABLE PAYMENTS . . . . . . . . . . . . . . . . . . . .   67
  11.1.   Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
  11.2.   Ratable Payments. . . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . .   68
  12.1.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .   68
  12.2.   Participations. . . . . . . . . . . . . . . . . . . . . . . . . .   68
  12.2.1. Permitted Participants; Effect. . . . . . . . . . . . . . . . . .   68
  12.2.2. Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   68
  12.2.3. Benefit of Setoff . . . . . . . . . . . . . . . . . . . . . . . .   69
  12.3.   Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  12.3.1. Permitted Assignments . . . . . . . . . . . . . . . . . . . . . .   69
  12.3.2. Effect; Effective Date. . . . . . . . . . . . . . . . . . . . . .   69
  12.3.3. Pro Rata Assignments. . . . . . . . . . . . . . . . . . . . . . .   70
  12.4.   Dissemination of Information. . . . . . . . . . . . . . . . . . .   70
  12.5.   Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . .   70

ARTICLE XIII NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .   71


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  13.1.   Giving Notice . . . . . . . . . . . . . . . . . . . . . . . . . .   71
  13.2.   Change of Address . . . . . . . . . . . . . . . . . . . . . . . .   71

ARTICLE XIV COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .   72

EXHIBIT "A-1" FACILITY A NOTE . . . . . . . . . . . . . . . . . . . . . . .   77

EXHIBIT "A-2" FACILITY B NOTE . . . . . . . . . . . . . . . . . . . . . . .   80

EXHIBIT "B-1" FORM OF OPINION . . . . . . . . . . . . . . . . . . . . . . .   83

EXHIBIT "B-2" FORM OF OPINION OF FCC COUNSEL. . . . . . . . . . . . . . . .   93

EXHIBIT "C" COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . . . .   96

EXHIBIT "D" ASSIGNMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . . .  101

EXHIBIT "E" LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION. . . . . . . . .  112

EXHIBIT "F" SECOND AMENDMENT TO PLEDGE AGREEMENT. . . . . . . . . . . . . .  113

EXHIBIT "G" SECOND AMENDMENT TO SECURITY AGREEMENT. . . . . . . . . . . . .  116

EXHIBIT "H" SECOND AMENDMENT TO GUARANTY. . . . . . . . . . . . . . . . . .  120

EXHIBIT "I" SECOND AMENDMENT TO SECURITY AGREEMENT. . . . . . . . . . . . .  125

SCHEDULE "1" SUBSIDIARIES AND OTHER INVESTMENTS . . . . . . . . . . . . . .  134

SCHEDULE "2" INDEBTEDNESS, CONTINGENT OBLIGATIONS AND LIENS . . . . . . . .  135

SCHEDULE "3" LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .  136

SCHEDULE "4" PENDING TELETOUCH ACQUISITIONS . . . . . . . . . . . . . . . .  137